UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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AT HOME GROUP INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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May 18, 2018

To the Stockholders of At Home Group Inc.:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of At Home Group Inc., on Tuesday, June 19, 2018, at 3:00 p.m. (Central Time) at the Four Seasons Resort and Club, 4150 N. MacArthur Blvd., Irving, Texas 75038.

At the Annual Meeting, you will be asked to (i) elect three Class II directors to our board of directors, (ii) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 26, 2019,  (iii) amend our 2016 Equity Incentive Plan to increase the number of shares authorized to be granted by 3.5 million shares, and (iv) transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof. In addition, management will report on the progress of our business and respond to comments and questions of general interest to our stockholders.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. You may vote on the Internet, by telephone, or by completing and mailing a proxy card. Voting over the Internet, by telephone, or by written proxy will ensure your shares are represented at the Annual Meeting. If you attend the meeting, you may revoke your proxy, if you wish, and vote in person.

We thank you for your continued support and interest in At Home Group Inc.

Sincerely,

Lewis L. Bird III Chairman of the Board, Chief Executive Officer and President

AT HOME GROUP INC.

1600 East Plano Parkway

Plano, Texas 75074

investor.athome.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 19, 2018

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of At Home Group Inc., will be held on Tuesday, June 19, 2018, at 3:00 p.m. (Central Time) at the Four Seasons Resort and Club, 4150 N. MacArthur Blvd., Irving, Texas 75038, for the following purposes:

•	Proposal 1: To elect three Class II directors to our board of directors to hold office until the 2021 annual meeting of stockholders or until their successors are duly elected and qualified;
•	Proposal 2: To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 26, 2019; and
•	Proposal 3: To amend our 2016 Equity Incentive Plan to increase the number of shares authorized to be granted by 3.5 million shares.
•	To transact any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Stockholders of record at the close of business on April 20, 2018 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

This Notice and the enclosed Proxy Statement and Proxy Card are first being made available to stockholders on or about May 18, 2018.

By Order of the Board of Directors,

Mary Jane Broussard General Counsel and Corporate Secretary

Plano, Texas

May 18, 2018

IMPORTANT INFORMATION REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Notice of Meeting, Proxy Statement, Proxy Card, and our Annual Report, which includes our annual report on Form 10‑K for the fiscal year ended January 27, 2018, are available at www.proxyvote.com.

YOUR VOTE IS VERY IMPORTANT. PLEASE CAREFULLY READ THE ATTACHED PROXY STATEMENT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, EXECUTE, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE‑PAID ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU VOTE BY INTERNET OR TELEPHONE, THEN YOU NEED NOT RETURN A WRITTEN PROXY CARD BY MAIL. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

AT HOME GROUP INC.

AT HOME GROUP INC.

1600 East Plano Parkway

Plano, Texas 75074

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 19, 2018

GENERAL

We are furnishing this Proxy Statement to you as part of a solicitation by the Board of Directors (the “Board”) of At Home Group Inc., a Delaware corporation, of proxies to be voted at our 2018 Annual Meeting of Stockholders and at any reconvened meeting after an adjournment or postponement of the meeting (the “Annual Meeting”). We will hold the Annual Meeting at the Four Seasons Resort and Club, 4150 N. MacArthur Blvd., Irving, Texas 75038 on Tuesday, June 19, 2018 at 3:00 p.m. (Central Time). Unless the context otherwise requires, all references in this Proxy Statement to “At Home”,  “Company”,  “we”,  “us”, and “our” refer to At Home Group Inc. and its subsidiaries.

Our mailing address and principal executive office is 1600 East Plano Parkway, Plano, Texas 75074. Our website is located at investor.athome.com. The information contained on, or that can be accessed through, our website is not a part of this Proxy Statement.

As permitted by the rules of the Securities and Exchange Commission (“SEC”), we have elected to send you this full set of proxy materials, including a proxy card, and additionally to notify you of the availability of these proxy materials on the Internet. The Notice of Meeting, Proxy Statement, Proxy Card, and our Annual Report, which includes our annual report on Form 10‑K for the fiscal year ended January 27, 2018 (the “Annual Report”), are available at www.proxyvote.com.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

At the Annual Meeting, you will consider and vote upon:

•	Proposal 1: The election of the three Class II director nominees identified in this Proxy Statement;
•	Proposal 2: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 26, 2019;
•	Proposal 3: To amend our 2016 Equity Incentive Plan to increase the number of shares authorized to be granted by 3.5 million shares; and
•	The transaction of any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why am I receiving these materials?

You are receiving these materials because at the close of business on April 20, 2018 (the “Record Date”), you owned shares of the Company’s common stock. All stockholders of record on the Record Date are entitled to attend and vote at the Annual Meeting.

Each share of our common stock, $0.01 par value per share, is entitled to vote at the Annual Meeting. As of the Record Date, we had 62,286,619 shares of common stock outstanding. With respect to all of the matters submitted for vote at the Annual Meeting, each share of common stock is entitled to one vote.

What information is contained in this Proxy Statement?

This Proxy Statement includes information about the nominees for Class II directors, the proposed amendment to our 2016 Equity Incentive Plan, and other matters to be voted on at the Annual Meeting. It also explains the voting process and requirements; describes the compensation of our principal executive officer and our two other most highly compensated executive officers (collectively referred to as our “named executive officers”); describes the compensation of our directors; and provides certain other information that SEC rules require.

What shares are included on my proxy card?

You will receive one proxy card for all the shares of the Company’s common stock that you hold as a stockholder of record (in certificated form or in book‑entry form).

If you hold your shares in street name, you will receive voting instructions for each account you have with a broker, bank, or other nominee.

What matters am I voting on, how may I vote on each matter, and how does the Board recommend that I vote on each matter?

The following table sets forth each of the proposals you are being asked to vote on, how you may vote on each proposal and how the Board recommends that you vote on each proposal:

Proposal		How may I vote?	How does the Board recommend that I vote?
1.	The election of the three Class II director nominees identified in this Proxy Statement each for a three‑year term or until his or her successor is duly elected and qualified.

You may:

(i) vote FOR the election of all Class II director nominees named herein;

(ii) withhold authority to vote for all such Class II director nominees; or

(iii) vote FOR the election of all such Class II director nominees other than any nominees with respect to whom the authority to vote is specifically withheld by indicating in the space provided on the proxy.

The Board recommends that you vote FOR all three of the Class II director nominees.
2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 26, 2019.

You may vote FOR or AGAINST the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 26, 2019, or you may indicate that you wish to ABSTAIN from voting on the matter.

The Board recommends that you vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for the our fiscal year ending January 26, 2019.

Proposal		How may I vote?	How does the Board recommend that I vote?
3.	The amendment to our 2016 Equity Incentive Plan to increase the number of shares authorized to be granted by 3.5 million shares.	You may vote FOR or AGAINST the amendment to our 2016 Equity Incentive Plan, or you may indicate that you wish to ABSTAIN from voting on the matter.	The Board recommends that you vote FOR the amendment to our 2016 Equity Incentive Plan to increase the number of shares authorized to be granted by 3.5 million shares.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the “stockholder of record” with respect to those shares. The full set of proxy materials would have been sent directly to you.

If your shares are held with a broker or in an account at a bank, you are considered the “beneficial owner” with respect to those shares. These shares are sometimes referred to as being held “in street name”. The full set of proxy materials would have been forwarded to you by your broker, bank, or other holder of record who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following the instructions on the enclosed form of proxy for voting by telephone. You will not be able to vote these shares directly unless you obtain a signed legal proxy from your broker, bank, or other nominee giving you the right to vote the shares.

How do I vote if I am a stockholder of record?

As a stockholder of record, you may vote your shares in any one of the following ways:

•	Call the toll‑free number shown on the proxy card;
•	Vote on the Internet on the website shown on the proxy card;
•	Mark, sign, date, and return the enclosed proxy card in the postage‑paid envelope; or
•	Vote in person at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote. Returning the proxy card or voting by telephone will not affect your right to attend the Annual Meeting and vote in person.

How do I vote if I am a beneficial owner?

As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares by following the instructions that your broker, bank, or other nominee sent to you. You will receive proxy materials and voting instructions for each account that you have with a broker, bank, or other nominee. As a beneficial owner, if you wish to change the directions that you have provided your broker, bank, or other nominee, you should follow the instructions that your broker, bank, or other nominee sent to you.

As a beneficial owner, you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you obtain a signed legal proxy from your broker, bank, or other nominee giving you the right to vote the shares.

How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a stockholder of record as of the Record Date or you hold a valid proxy for the Annual Meeting as described in the previous question. Since seating is limited, admission to the meeting will be on a first‑come, first‑served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares as a beneficial owner, you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to April 20, 2018, a copy of the voting instruction card provided by your broker, bank, or other nominee, or other similar evidence of ownership. You may contact us by telephone at 972‑265‑6137 to obtain directions to vote in person at the Annual Meeting.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	written notice of revocation to our General Counsel and Corporate Secretary at 1600 East Plano Parkway, Plano, Texas 75074;
•	timely delivery of a valid, later‑dated proxy or a later‑dated vote by telephone; or
•	attending the Annual Meeting and voting in person by ballot.

If you are a beneficial owner of shares but not the record holder, you may submit new voting instructions by contacting your broker, bank, or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the question “How do I vote if I am a beneficial owner?” above. All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

What if I return my proxy card or vote by Internet or phone, but do not specify how I want to vote?

If you are a stockholder of record and sign and return your proxy card or complete the Internet or telephone voting procedures, but do not specify how you want to vote your shares, we will vote them as follows:

•	FOR the election of the Class II director nominees.
•	FOR the approval ratifying the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 26, 2019.
•	FOR the amendment to our 2016 Equity Incentive Plan to increase the number of shares authorized to be granted by 3.5 million shares.

What votes need to be present to hold the Annual Meeting?

Under our Second Amended and Restated Bylaws, a quorum will exist at the Annual Meeting if Stockholders holding a majority of the shares entitled to vote at the Annual Meeting are present in person or by proxy. Stockholders of record who return a proxy or vote in person at the meeting will be considered part of the quorum. Abstentions are counted as “present” for determining a quorum. Uninstructed broker votes, also called “broker non‑votes”, are also counted as “present” for determining a quorum so long as there is at least one matter that a broker may vote on without specific instructions from a beneficial owner. See “What is the effect of broker non‑votes?” below.

How are votes counted?

In the election of the Class II directors, your vote may be cast “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. If you withhold your vote with respect to any nominee, your shares will not be considered to have been voted for or against the nominee. For all other proposals, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN”. If you “ABSTAIN”, it has the same effect as a vote “AGAINST”. If you sign your proxy card with no further instructions and you are a stockholder of record, then your shares will be voted in accordance with the recommendations of our Board. If you sign your proxy card with no further instructions and you are a beneficial owner, then please see the response to the question immediately below for a description of how your shares will be voted.

What is the effect of broker non‑votes?

Under the rules of the New York Stock Exchange (“NYSE”), if you are a beneficial owner, your broker, bank, or other nominee only has discretion to vote on certain “routine” matters without your voting instructions. The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm is considered a routine matter. However, the election of Class II directors and the amendment of our 2016 Equity Incentive Plan are not considered routine matters. Accordingly, your broker, bank, or other nominee will not be permitted to vote your shares on the election of directors or the amendment of our 2016 Equity Incentive Plan unless you provide proper voting instructions.

What is the voting requirement to approve each of the proposals?

The following table sets forth the voting requirements with respect to each of the proposals:

Proposal		Voting Requirement
1.	The election of the three Class II director nominees identified in this Proxy Statement each for a three‑year term or until his or her successor is duly elected and qualified.	Each Class II director must be elected by a plurality of the votes cast.
2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 26, 2019.

To be approved, this proposal must be approved by a majority of the votes cast by the stockholders present in person or by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal.

3.	The amendment to our 2016 Equity Incentive Plan to increase the number of shares authorized to be granted by 3.5 million shares.

To be approved, this proposal must be approved by a majority of the votes cast by the stockholders present in person or by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal.

Other matters that may properly come before the Annual Meeting may require more than a majority vote under our Second Amended and Restated Bylaws, our Second Amended and Restated Certificate of Incorporation, the laws of Delaware, or other applicable laws.

Who will count the votes?

A representative of Merrill Corporation will act as the inspector of elections and count the votes.

Where can I find the voting results?

We will announce the preliminary voting results at the Annual Meeting. We will also publish voting results in a current report on Form 8‑K that we will file with the SEC within four business days of the meeting. If on the date of the filing of the Form 8-K the inspector of elections for the Annual Meeting has not certified the voting results as final, we will note in the filing that the results are preliminary and publish the final results in a subsequent Form 8‑K filing within four business days after the final voting results are known.

Who will pay the costs of soliciting these proxies?

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokers, and other nominees holding shares of voting stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of voting stock for their reasonable costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone, or personal solicitation by our directors, officers, or other employees. No additional compensation will be paid to our directors, officers, or other employees for such services.

Are you “householding” for stockholders sharing the same address?

The SEC’s  rules permit us to deliver a single copy of this Proxy Statement and our Annual Report to an address that two or more stockholders share. This method of delivery is referred to as “householding” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail that you receive. We will deliver only one Proxy Statement and Annual Report to multiple registered stockholders sharing an address, unless we receive instructions to the contrary from one or more of the stockholders. We will still send each stockholder an individual proxy card.

If you did not receive an individual copy of this Proxy Statement or our Annual Report, we will send copies to you if you contact us at 1600 East Plano Parkway, Plano, Texas 75074, Attention: General Counsel and Corporate Secretary or by telephone at 972‑265‑6137. If you and other residents at your address have been receiving multiple copies of this Proxy Statement or our Annual Report, and desire to receive only a single copy of these materials, you may contact your broker, bank, or other nominee or contact us at the above address or telephone number.

What is the deadline for stockholders to propose actions for consideration at the 2019 annual meeting of stockholders?

Stockholders who wish to nominate persons for election to our Board or propose other matters to be considered at our 2019 annual meeting of stockholders must provide us advance notice of the director nomination or stockholder proposal, as well as the information specified in our Second Amended and Restated Bylaws, no earlier than February 19, 2019 and no later than March 21, 2019. Stockholders are advised to review our Second Amended and Restated Bylaws, which contain the requirements for advance notice of director nominations and stockholder proposals. Notice of director nominations and stockholder proposals must be mailed to our General Counsel and Corporate Secretary at 1600 East Plano Parkway, Plano, Texas 75074. The requirements for advance notice of stockholder proposals under our Second Amended and Restated Bylaws do not apply to proposals properly submitted under Rule 14a‑8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as those stockholder proposals are governed by Rule 14a‑8. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our Amended and Restated Bylaws and other applicable requirements.

January 7, 2019 is the deadline for stockholders to submit proposals to be included in our proxy statement under Rule 14a‑8 under the Exchange Act. However, if the date of the 2019 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2019 annual meeting of stockholders. Proposals by stockholders must comply with all requirements of applicable rules of the SEC, including Rule 14a‑8, and be mailed to our General Counsel and Corporate

Secretary at 1600 East Plano Parkway, Plano, Texas 75074. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with Rule 14a‑8 and other applicable requirements.

Whom should I call if I have any questions?

If you have any questions about the Annual Meeting please contact us by telephone at 972‑265‑6137. If you have any questions about your ownership of Company voting stock, please contact our transfer agent at:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Telephone: (800) 937‑5449

Website Address: https://www.astfinancial.com/

BACKGROUND OF THE COMPANY

At Home is the leading home décor superstore based on the number of our locations and our large format stores that we believe dedicate more space per store to home décor than any other player in the industry. We are focused on providing the broadest assortment of products for any room, in any style, for any budget. We utilize our space advantage to out‑assort our competition, offering over 50,000 SKUs throughout our stores. Our differentiated merchandising strategy allows us to identify on‑trend products and then value engineer those products to provide desirable aesthetics at attractive price points for our customers. Over 70% of our products are unbranded, private label or specifically designed for us. We believe that our broad and comprehensive offering and compelling value proposition combine to create a leading destination for home décor with the opportunity to continue taking market share in a highly fragmented and growing $193 billion industry.

At Home (formerly known as Garden Ridge) was founded in 1979 in Garden Ridge, Texas, a suburb of San Antonio. We quickly gained a loyal following in our Texas home market and expanded thereafter. Throughout our history, we have cultivated a passionate customer base that shops our stores for the unique, wide assortment of products offered at value price points. After our Company was acquired in 2011 by an investment group led by certain affiliates of AEA Investors LP (collectively, "AEA") and Starr Investment Holdings, LLC (“Starr Investments” and, together with AEA, the “Sponsors”), we began a series of strategic investments in the business. We believe that the core strengths of our business combined with the significant investments made in the years following our acquisition by our Sponsors position us to continue growing sales and expanding our store base.

As of January 27, 2018, our store base is comprised of 149 stores across 34 states, averaging approximately 110,000 square feet per store. We utilize a flexible and disciplined real estate strategy that allows us to successfully open and operate stores from 80,000 to 165,000 square feet across a wide range of formats and markets.

PROPOSAL 1—ELECTION OF CLASS II DIRECTORS

Our Board has nominated three people for election as Class II directors at the Annual Meeting. Each of the nominees is currently a director of the Company. If our stockholders elect these directors, then the directors will hold office until the annual meeting of stockholders in 2021, or until their successors have been duly elected and qualified, subject to the director’s earlier death or resignation or removal. Each of the Board’s nominees has consented to be named in this Proxy Statement and has agreed to serve if elected. If for some reason any of the Board’s nominees is unable to serve or for good cause will not serve if elected, the persons named as proxies may vote for a substitute nominee recommended by the Board and, unless you indicate otherwise on the proxy card, your shares will be voted in favor of the Board’s remaining nominees.

We believe each of the Board’s nominees meets the qualifications established by the Board for service on our Board and has professional experience in areas that are extremely relevant to our strategy and operations. We also believe that the skills, experience, backgrounds, and attributes of the Board’s nominees make them the best candidates to serve on our Board.

The following table sets forth, as of April 20, 2018, the name and age of each nominee for director, indicating all positions and offices with us currently held by such director:

Name	Age	Position
Wendy A. Beck	53	Director
Philip L. Francis	71	Director
Larry D. Stone	66	Director

Set forth below are descriptions of the backgrounds and principal occupations of each of our Class II director nominees, as of April 20, 2018:

Wendy A. Beck has served as a director since September 2014. Ms. Beck also joined the board of Bloomin' Brands in February 2018 as a director as well as on the compensation committee. Ms. Beck served as Executive Vice President and Chief Financial Officer for Norwegian Cruise Line Holdings Ltd. from September 2010 through March 2018, and will remain a consultant to the company through December 2019. Previously, Ms. Beck served as Executive Vice President and Chief Financial Officer of Domino's Pizza, Inc. from May 2008 to September 2010. Prior to that she served as Senior Vice President, Chief Financial Officer and Treasurer of Whataburger Restaurants, LP from May 2004 through April 2008 and served as their Vice President and Chief Accounting Officer from August 2001 through April 2004. Ms. Beck was also employed at Checkers Drive-In Restaurants, Inc. from 1993 through July 2001, serving as Vice President, Chief Financial Officer and Treasurer from 2000 through July 2001. Ms. Beck previously sat on the board of directors and audit committee for Spartan Stores, Inc. She received a Bachelor of Science in Accounting from the University of South Florida and is a Certified Public Accountant. Ms. Beck was selected to our Board because she possesses particular knowledge and experience in accounting, finance, strategic planning, and leadership of other major corporations.

Philip L. Francis has served as a member of our Board since May 2015. He most recently served as Chairman of PetSmart, Inc. from 2009 to 2012 and Chairman and Chief Executive Officer from 2001 to 2009. Mr. Francis currently serves on the board of Supervalu, Inc. He also served on the boards of PetSmart, Inc. from 1989 to 2013, Cardinal Health, Inc. from 2006 to 2009, and CareFusion Inc. from 2009 to 2015. Mr. Francis received his M.B.A. from Indiana University in Marketing and Management and his Bachelor of Science in Agricultural Science from University of Illinois at Urbana-Champaign. Mr. Francis was selected to our Board because he possesses particular knowledge and experience in strategic planning and leadership of other major corporations.

Larry D. Stone has served as a member of our Board since December 2014. Mr. Stone served as President and Chief Operating Officer of Lowe’s Companies Inc. from December 2006 until his retirement in June 2011, and before that as Senior Executive Vice President, Merchandising/Marketing of Lowe’s Companies, Inc. since 2005. Mr. Stone served as Senior Executive Vice President, Store Operations for Lowe’s Companies from 2003 to 2005, and as Executive Vice

President, Store Operations from 2001 to 2003. Mr. Stone has served on the board for Dick’s Sporting Goods, Inc. since 2007 and is the chairman of the compensation committee. He has served on the board for Novant Health System, Inc., a non-profit integrated system of healthcare, since 2011. In addition, he serves as a trustee for Wilkes Community College and on the foundation board for Appalachian State University. Stone is a graduate of the Harvard Business School's Program for Management Development. Mr. Stone was selected to our Board because he possesses particular knowledge and experience in strategic planning and leadership of other major corporations.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL THREE OF THE BOARD’S  CLASS II DIRECTOR NOMINEES LISTED ON THE PROXY CARD.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance

We believe that good corporate governance helps to ensure that the Company is managed for the long‑term benefits of our stockholders. We regularly review and consider our corporate governance policies and practices, the SEC’s corporate governance rules and regulations, and the corporate governance listing standards of the NYSE, the stock exchange on which our common stock is traded.

We have adopted the At Home Group Inc. Corporate Governance Guidelines (the “Corporate Governance Guidelines”), which provide a framework for the governance of the Company as a whole and describe the principles and practices that the Board follows in carrying out its responsibilities. The Corporate Governance Guidelines address, among other things:

•	the composition, structure, and policies of the Board and its committees;
•	director qualification standards;
•	expectations and responsibilities of directors;
•	management succession planning;
•	the evaluation of Board performance;
•	principles of Board compensation; and
•	communications with stockholders and non‑management directors.

The Corporate Governance Guidelines further provide that the Board, acting through the Nominating and Corporate Governance Committee (as described below), conduct a self‑evaluation at least annually to determine whether it and its committees are functioning effectively. In addition, the Corporate Governance Guidelines provide that each committee conduct a self‑evaluation and compare its performance to the requirements of its charter. However, the Company may choose to forego annual evaluations of the Nominating and Corporate Governance Committee and the Compensation Committee for so long as the Company qualifies for the exemptions provided for “controlled companies” under the rules of the NYSE, as described further below.

The Corporate Governance Guidelines are posted on our website at investor.athome.com. The Corporate Governance Guidelines are reviewed by the Nominating and Corporate Governance Committee from time to time to ensure that they effectively promote the best interests of both the Company and the Company’s stockholders and that they comply with all applicable laws, regulations, and NYSE requirements.

Code of Business Conduct and Ethics

We have adopted a code of ethics applicable to all of our directors, officers (including our principal executive officer, principal financial officer, and principal accounting officer), and employees, known as the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is available on our website at investor.athome.com. In the event that we amend or waive certain provisions of the Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer, or principal accounting officer that require disclosure under applicable SEC rules, we will disclose the same on our website.

Board Composition

In accordance with the terms of our second amended and restated certificate of incorporation and second amended and restated bylaws, our Board is divided into three classes, Class I, Class II, and Class III, with members of each class serving staggered three‑year terms. The members of the classes are divided as follows:

•	the Class I directors are Mr. Bird, Ms. Charles, and Mr. Questrom, whose terms will expire at the annual meeting of stockholders to be held in 2020;
•	the Class II directors are Ms. Beck, Mr. Francis, and Mr. Stone, and upon election, their terms will next expire at the annual meeting of stockholders to be held in 2021; and
•	the Class III directors are Mr. Clark, Mr. Eltrich, and Mr. Hoesterey, whose terms will expire at the annual meeting of stockholders to be held in 2019.

Board of Directors and Director Independence

As of the Record Date, our Sponsors indirectly own a majority of our outstanding common stock. Accordingly, the Board has determined that, as of the Record Date, we are a “controlled company” under the rules of the NYSE and, as a result, qualify for, and rely on, exemptions from certain corporate governance requirements of the NYSE. A company of which more than 50% of the voting power is held by an individual, a group, or another company is a “controlled company” within the meaning of the NYSE rules and may elect not to comply with certain corporate governance requirements of the NYSE, including:

•	the requirement that a majority of our board of directors consist of independent directors;
•

the requirement that we have a nominating/corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•	the requirement for an annual performance evaluation of the nominating/corporate governance committee and compensation committee.

The “controlled company” exemption does not modify the independence requirements for the Audit Committee. Our Audit Committee is currently comprised entirely of independent directors.

As of the Record Date, we rely on certain of these exemptions. As a result, we currently have a majority of independent directors, our Nominating and Corporate Governance Committee has two independent directors out of a total of five members, and our Compensation Committee has one independent director out of a total of three members. Those committees may have more directors who do not meet the NYSE’s independence standards than they would if those standards were to apply. The independence standards are intended to ensure that directors who meet those standards are free of any conflicting interest that could influence their actions as directors. Accordingly, you do not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE.

In the event that the Company ceases to be a “controlled company”, the NYSE rules will require that we (i) have a majority of independent directors on our board of directors within one year of the date we no longer qualify as a “controlled company”; (ii) have at least one independent director on each of the compensation and nominating/corporate governance committees on the date we no longer qualify as a “controlled company,” at least a majority of independent directors on each of the compensation and nominating/corporate governance committees within 90 days of such date and compensation and nominating/corporate governance committees composed entirely of independent directors within one year of such date; and (iii) perform an annual performance evaluation of the compensation and nominating/corporate governance committees. During this transition period, we may continue to utilize the available exemptions from certain corporate governance requirements as permitted by NYSE rules. Accordingly, during the transition period, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE.

Our Board has affirmatively determined that Wendy A. Beck, Elisabeth B. Charles, Philip L. Francis, Allen I. Questrom, and Larry D. Stone are independent directors under the rules of the NYSE and independent directors as such term is defined in Rule 10A‑3(b)(1) under the Exchange Act. Lewis L. Bird III, our Chief Executive Officer, is not independent because of his position as an executive officer. Our remaining directors are not independent because of their affiliations with the Sponsors, which, as of the Record Date, indirectly hold more than 50% of our common stock: Martin C. Eltrich, III (Nominating and Corporate Governance Committee and Compensation Committee) and Brian R. Hoesterey (Compensation Committee) are representatives of AEA, and Geoffrey G. Clark (Nominating and Corporate Governance Committee and Compensation Committee) is a representative of Starr Investments.

Board Leadership Structure

We do not have a policy regarding whether the role of the Chairman of the Board and Chief Executive Officer should be separate or combined and believe that we should maintain the flexibility to select the Chairman and Chief Executive Officer and reorganize the leadership structure, from time to time, based on criteria that are in our best interests and the best interests of our stockholders at such times. Currently, Lewis L. Bird III is the Chairman of the Board, Chief Executive Officer and President. We believe that Mr. Bird’s familiarity with our Company and extensive knowledge of our industry qualify him to serve as the Chairman of our Board.

Our Board does not currently have a designated lead independent director. We are aware of the potential conflicts that may arise when a non‑independent director is Chairman of the Board, but believe these potential conflicts are offset by our strong corporate governance practices.

Board Oversight of Risk Management

The Board and Audit Committee oversee management’s day‑to‑day risk management activities and processes. While the full Board is responsible for risk oversight, the Board uses its committees, as appropriate, to monitor and address the risks that are within the scope of a particular committee’s expertise or charter. The Audit Committee assists the Board with oversight of our material financial risk exposures and our material financial statement and financial reporting risks. The Compensation Committee assists the Board with oversight of risks associated with our compensation policies and practices. The Nominating and Corporate Governance Committee assists the Board with oversight of risks associated with our governance. In each case, the Board or the applicable committee oversees the steps that management has taken to monitor and control such exposures.

The Chief Executive Officer’s membership on and collaboration with the Board allows him to gauge whether management is providing adequate information for the Board to understand the interrelationships of our various business and financial risks. He is available to the Board to address any questions from other directors regarding executive management’s ability to identify and mitigate risks and weigh them against potential rewards.

Director Selection Process

The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications of potential director nominees and recommending to the Board those candidates to be nominated for election to the Board, subject to the Sponsors’ right to nominate directors to the Board. The Nominating and Corporate Governance Committee considers all factors it deems appropriate, which may include (a) ensuring that the Board, as a whole, is appropriately diverse and the extent to which a candidate would fill a present need on the Board, (b) the Board’s size and compositions, (c) our corporate governance policies and any applicable laws, (d) individual director performance, expertise, experience, and willingness to serve actively, (e) the number of other public and private company boards on which a director candidate serves, (f) consideration of director nominees properly proposed by third parties with the legal right to nominate directors or by stockholders in accordance with our bylaws, and (g) any other appropriate factors. The Board monitors the mix of specific experience, qualifications, and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. Stockholders may also nominate directors for election at the Company’s annual stockholders meeting by following the provisions set forth in the Company’s Second Amended and Restated Bylaws, whose qualifications the Nominating and Corporate Governance Committee will consider on a substantially similar basis as it considers those of other nominees. Additionally, for so long as certain affiliates of AEA and Starr Investments hold an aggregate of at least 10% of our outstanding common stock, each Sponsor shall be entitled to nominate at least one individual for election to our Board, and our Board and Nominating and Corporate Governance Committee will nominate and recommend to our stockholders that such individual be elected to our Board, and each party to the stockholders’ agreement, dated July 22, 2016, between the Company and certain funds affiliated with the Sponsors (the “Stockholders’ Agreement”), has agreed to vote all of their shares to elect such individual to our Board. See “Certain Relationships and Related Party Transactions—Related Party Transactions—Stockholders Agreement” for a description of the Sponsors’ rights to nominate directors.

Meetings of the Board and Committees

During the fiscal year ended January 27, 2018 (“fiscal year 2018”), the Board held five meetings. All of the directors who served during the fiscal year ended January 27, 2018 attended at least 75% of the total meetings of the Board and each of the Board committees on which such director served during their respective tenure, with the exception of Mr. Hoesterey, who attended 60% of Board meetings and 67% of Compensation Committee meetings. With respect to the two out of five Board meetings and the two out of six Compensation Committee meetings which Mr. Hoesterey did not attend, Mr. Hoesterey notified Company management and the other directors of his absence in advance of such meetings and independently reviewed and discussed with Company management and the other directors the materials and topics covered at such meetings. Directors are expected to make best efforts to attend all Board meetings, all meetings of the committee or committees of the Board of which they are a member, and the annual meeting of stockholders. Seven of the directors who were then serving on the Board attended our 2017 annual meeting of stockholders. Attendance by telephone or videoconference is deemed attendance at a meeting.

Pursuant to our Corporate Governance Guidelines, our Board currently plans to hold at least four meetings each year, with additional meetings to occur (or action to be taken by unanimous consent, either in writing or by electronic transmission) at the discretion of the Board.

Executive Sessions of Non‑Management Directors

Pursuant to our Corporate Governance Guidelines, in order to ensure free and open discussion and communication among the non‑management directors of the Board, the non‑management directors meet in executive session at most Board meetings with no members of management present. The lead director, if any, or a director designated by such non‑management directors, will preside at the executive sessions.

Communications with the Board

Any interested parties wishing to communicate with, or otherwise make his or her concerns known directly to the Board or chairperson of any of the Audit, Compensation, and Nominating and Corporate Governance Committees, or to the non‑management or independent directors as a group, may do so by addressing such communications or concerns to the General Counsel and Corporate Secretary of the Company, 1600 East Plano Parkway, Plano, Texas 75074. The General Counsel and Corporate Secretary or Chairman will forward such communications to the appropriate party as soon as practicable. Such communications may be done confidentially or anonymously.

Committees of the Board

The Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, as described below. In accordance with the applicable rules of the NYSE, as of the Record Date, we rely on exemptions from compliance with certain corporate governance requirements of the NYSE. In the event that the Company ceases to be a “controlled company”, we will be allowed a transition period to phase in compliance with the applicable NYSE committee independence standards. Each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee operates under a written charter approved by the Board, copies of which are available on our website at investor.athome.com.

The following table shows the membership of each committee of our Board as of January 27, 2018, and the number of meetings held by each committee during fiscal year 2018:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Lewis L. Bird III*
Martin C. Eltrich, III		Chair	Chair
Wendy A. Beck	Chair
Elisabeth B. Charles		X
Geoffrey G. Clark		X	X
Philip L. Francis	X
Brian R. Hoesterey		X
Allen I. Questrom
Larry D. Stone	X	X	X
Number of Fiscal Year 2018 Meetings	7	6	1

*    Mr. Bird has served as the Chairman of the Board since April 5, 2017.

Audit Committee

Our Audit Committee is composed entirely of independent directors, as required by Rule 10A‑3 of the Exchange Act. The members of the Audit Committee are Ms. Beck, as Chair, and Messrs. Francis and Stone. Ms. Beck qualifies as our “audit committee financial expert” within the meaning of regulations adopted by the SEC. The Audit Committee recommends the annual appointment and reviews independence of auditors and reviews the scope of audit and non‑audit assignments and related fees, the results of the annual audit, accounting principles used in financial reporting, internal auditing procedures, the adequacy of our internal control procedures, related party transactions, and investigations into matters related to audit functions. The Audit Committee is also responsible for overseeing risk management on behalf of our Board.

Compensation Committee

The members of the Compensation Committee are Mr. Eltrich, as Chairman, Messrs. Clark, Hoesterey, and Stone, and Ms. Charles. The principal responsibilities of the Compensation Committee are to review and approve matters involving executive and director compensation, recommend changes in employee benefit programs, authorize equity and other incentive arrangements, and authorize our Company to enter into employment and other employee related agreements. The Compensation Committee may form subcommittees composed of one or more of its members for any purpose that the Compensation Committee deems appropriate and may delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate. The Compensation Committee shall periodically review any such delegations and may revoke any such delegation at any time.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Mr. Eltrich, as Chairman, and Messrs. Clark and Stone. The Nominating and Corporate Governance Committee assists our Board in identifying individuals qualified to become board members, makes recommendations for nominees for committees, and reviews our corporate governance principles.

Role of Compensation Consultant

Our Compensation Committee has the authority to engage an external compensation consultant to assist in the evaluation of executive compensation. Since 2015, the Committee has retained Pearl Meyer & Partners (“Pearl Meyer”) as its independent compensation consultant. As part of its executive compensation consulting services for fiscal year 2018, Pearl Meyer provided independent and objective market data; conducted compensation analysis, benchmarking, and market comparisons; analyzed and made recommendations regarding a compensation peer group; and advised on our compensation program policies and practices. Pearl Meyer was also engaged to review our non-employee director compensation program. Pearl Meyer reports to the Compensation Committee Chair and has direct access to Committee members, and periodically interfaces with members of the Committee including participating in certain Committee meetings. Pearl Meyer does not provide any other services to the Company. The Compensation Committee has assessed the independence of Pearl Meyer pursuant to applicable SEC and NYSE rules and concluded that Pearl Meyer’s work for the Compensation Committee did not raise any conflict of interest for fiscal year 2018.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee. No interlocking relationship exists between any member of our Compensation Committee (or other committee performing equivalent functions) and any executive, member of the board of directors, or member of the compensation committee (or other committee performing equivalent functions) of any other company.

No Hedging Policy

The Company’s Securities Trading Policy prohibits all directors and executive officers of the Company from effecting short sales, put options, call options, or other derivative securities, holding securities in a margin account, or otherwise pledging securities as collateral for a loan or hedging or similar monetization transactions with respect to the Company’s common stock.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the fiscal year ending January 26, 2019. Ernst & Young also served as our independent registered accounting firm for the fiscal year ended January 27, 2018. The services provided to us by Ernst & Young in the fiscal year ended January 27, 2018 are described below under the heading “Independent Registered Public Accounting Firm’s Fees and Services”. Representatives of Ernst & Young will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

The Audit Committee is responsible for selecting the Company’s independent registered public accounting firm for the fiscal year ending January 26, 2019. Accordingly, stockholder approval is not required to appoint Ernst & Young as the Company’s independent registered public accounting firm. However, the Board believes that the submission of the Audit Committee’s selection to the stockholders for ratification is a matter of good corporate governance. If the Company’s stockholders do not ratify the selection of Ernst & Young as the Company’s independent registered public accounting firm, the Audit Committee will review its future selection of an independent registered public accounting firm. The Audit Committee may retain another independent registered public accounting firm at any time during the year if it concludes that such change would be in the best interest of the Company’s stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR”

PROPOSAL NO. 2 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF AT HOME GROUP INC. FOR THE FISCAL YEAR ENDING JANUARY 26, 2019.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES AND SERVICES

The following is a description of the professional services performed and the fees billed by Ernst & Young for the fiscal years ended January 27, 2018 and January 28, 2017.

Type of Fees	Fiscal Year Ended January 27, 2018	Fiscal Year Ended January 28, 2017
Audit Fees(1)	$1,501,811	$1,269,519
Audit‑Related Fees	—	—
Tax Fees(2)	98,581	1,016,983
All Other Fees(3)	2,200	2,200
Total	$1,602,592	$2,288,702

(1)

Audit fees consist of fees for professional services rendered for the audit of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC, and services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements. Audit fees for the fiscal year ended January 27, 2018 also include fees for services provided by Ernst & Young in connection with the registration on Form S‑3 of shares of our common stock on behalf of our Sponsors and related secondary offerings of our common stock. Audit fees for the fiscal year ended January 28, 2017 also include fees for services provided by Ernst & Young in connection with our initial public offering in August 2016.

(2)	Tax fees are fees for a variety of permissible services relating to tax compliance, tax planning, and tax advisory services.
(3)	All other fees relate to professional services not included in the categories above, including fees related to a subscription to an accounting research tool.

The Audit Committee has considered whether the non‑audit services provided by Ernst & Young were compatible with maintaining Ernst & Young’s independence and has determined that the nature and substance of the non‑audit services did not impair the status of Ernst & Young as the Company’s independent registered public accounting firm.

POLICY ON AUDIT COMMITTEE PRE‑APPROVAL OF AUDIT AND NON‑AUDIT RELATED
SERVICES OF INDEPENDENT AUDITORS

The Audit Committee is responsible for the appointment, compensation, retention, oversight, and termination of At Home Group Inc.’s independent registered public accounting firm. The Audit Committee has adopted a policy requiring that substantially all audit, audit‑related, and non‑audit services provided by the independent auditor be pre‑approved by the Audit Committee. Pre‑approval is not necessary for certain minor non‑audit services that (i) do not constitute more than 5% of the total amount of revenues paid by the Company to Ernst & Young during the fiscal year the non‑audit services were provided; (ii) were not recognized by the Company to be non‑audit services at the time of the engagement for such services; and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee. The Audit Committee may delegate authority to one or more independent members of the Audit Committee to grant pre‑approvals of audit and permitted non‑audit services, provided that any such pre‑approvals are presented to the full Audit Committee at its next scheduled meeting. During the fiscal year ended January 27, 2018, 100% of the non‑audit services provided to us by Ernst & Young were pre‑approved by the Audit Committee.

The Audit Committee has adopted a policy that prohibits our independent auditors from providing the following services:

•	bookkeeping or other services related to the accounting records or financial statements of At Home Group Inc.;
•	financial information systems design and implementation;
•	appraisal or valuation services, providing fairness opinions, or preparing contribution‑in‑kind reports;
•	actuarial services;
•	internal audit outsourcing services;
•	management functions or human resources;
•	broker or dealer, investment adviser, or investment banking services;
•	legal services and expert services unrelated to the audit; and
•	any other service that the Public Company Accounting Oversight Board prohibits through regulation.

The Audit Committee’s pre‑approval policy is in the Audit Committee Charter, which is available on our website at investor.athome.com.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee is currently comprised of Ms. Beck, as Chair, and Messrs. Francis and Stone. The Audit Committee oversees At Home Group Inc.’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including maintaining an effective system of internal controls over financial reporting. The Audit Committee meets separately with management, the internal auditors, and the independent registered public accounting firm. The Audit Committee operates under a written charter approved by the Board, a copy of which is available on our website at investor.athome.com. The charter, among other things, provides that the Audit Committee has full authority to appoint, compensate, retain, oversee, and terminate when appropriate, the independent registered public accounting firm.

In addition to fulfilling its oversight responsibilities as set forth in its charter and further described above in the section titled “Corporate Governance and Board Matters—Committees of the Board—Audit Committee”, the Audit Committee has done the following things:

•

reviewed and discussed the audited financial statements in At Home Group Inc.’s annual report on Form 10‑K for the fiscal year ended January 27, 2018 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements;

•

reviewed with Ernst & Young LLP (“Ernst & Young”), At Home Group Inc.’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and acceptability of At Home Group Inc.’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards;

•

received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence;

•

discussed with Ernst & Young its independence from management and At Home Group Inc. and considered whether Ernst & Young could also provide non‑audit services without compromising the firm’s independence;

•

discussed with Ernst & Young the matters required to be discussed by the standards of the Public Company Accounting Oversight Board, including Public Company Accounting Oversight Board Auditing Standard No. 1301,  Communications with Audit Committees, and SEC Rules and Regulations, including Rule 2‑07, Communication with Audit Committees, of Regulation S‑X; and

•

discussed with the Company’s internal auditors and Ernst & Young the overall scope and plans for their respective audits, and then met with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of At Home Group Inc.’s internal controls, and the overall quality of At Home Group Inc.’s financial reporting.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10‑K for the fiscal year ended January 27, 2018, for filing with the SEC. The Audit Committee also appointed Ernst & Young to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 26, 2019.

This report has been furnished by the members of the Audit Committee of the Board:

Audit Committee

Wendy A. Beck, Chair Philip L. Francis Larry D. Stone

PROPOSAL 3—AMENDMENT TO 2016 EQUITY INCENTIVE PLAN

The Board has approved and unanimously recommends that our stockholders approve the amendment of our Amended and Restated At Home Group Inc. Equity Incentive Plan (the “2016 Equity Incentive Plan”) to increase the number of shares authorized to be granted by 3.5 million shares, which would, upon stockholder approval, provide for the issuance of up to an aggregate of 9,696,755 shares of our common stock (“Shares”) pursuant to grants made or to be made under the 2016 Equity Incentive Plan. The 2016 Equity Incentive Plan is a critical tool for attracting qualified employee talent, as well as for retaining, incentivizing and motivating our existing employees, officers, consultants, and non-employee directors to drive the success of our business. Equity awards granted under the 2016 Equity Incentive Plan provide participating individuals with a proprietary interest in our long-term success in a manner fully aligned with our stockholders. Based on the continued development of an annual incentive program and other projected grant needs, without stockholder approval of this amendment to the 2016 Equity Incentive Plan, the Compensation Committee and management believe that the Company will not have adequate ability to grant equity awards to accommodate the Company’s expected needs over the next several years.

We believe that the additional shares requested to be approved by stockholders herein are consistent with industry norms to provide appropriate equity-based compensation awards, including, in part, performance-based incentives, and to support our hiring, promotion and retention needs. As of May 9, 2018, grants of stock options in respect of 3,211,394 shares and restricted stock units in respect of 261,314 shares have been granted in the aggregate to employees and non-employee directors under the 2016 Equity Incentive Plan. If this proposal is approved, after giving effect to the share increase as well as forfeitures to date, 6,238,036 shares will be available for issuance under the 2016 Equity Incentive Plan.  Based on our current growth and business strategy, we expect the additional shares requested by this 2016 Equity Incentive Plan, together with the shares that currently remain reserved for grants (prior to the amendment) to fund approximately 4 years of grants.

No other changes to the 2016 Equity Incentive Plan are being proposed at this time. The amendment will not become effective unless and until stockholder approval is obtained. Our 2016 Equity Incentive Plan has no evergreen, or automatic share reload, feature. If stockholders do not approve the amendment, the 2016 Equity Incentive Plan will instead remain in effect in accordance with its pre-existing terms and with the pre-existing number of shares authorized for issuance thereunder.

To be approved, this proposal must be approved by a majority of the votes cast by the stockholders present in person or by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal.

Summary of 2016 Equity Incentive Plan

The following is a summary of the material features of our 2016 Equity Incentive Plan, as amended to increase the number of shares authorized to be granted by 3.5 million shares, and does not describe all of the 2016 Equity Incentive Plan’s provisions. We urge you to read the complete text of the amendment to the 2016 Equity Incentive Plan that is included as Appendix A to this proxy statement and the 2016 Equity Incentive Plan filed as Exhibit 10.14 to Amendment No. 6 to our Registration Statement on Form S-1 filed on July 25, 2016. Capitalized terms used in this summary that are not otherwise defined have the meanings given in the 2016 Equity Incentive Plan.

Under the 2016 Equity Incentive Plan, as amended to increase the number of shares authorized to be granted by 3.5 million shares, equity awards may be made in respect of 9,696,755 total shares, consisting of an IPO Bonus Pool (as defined below) of 2,478,702 shares and a Post-IPO Share Pool (as defined below) of 7,218,053 shares. Under the 2016 Equity Incentive Plan, awards may be granted in the form of options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalent rights and performance-based awards (including performance units, performance share units and performance-based restricted stock).

Administration.    The 2016 Equity Incentive Plan is administered by a committee appointed by the board of directors (the “Committee”). The Committee shall consist of at least two directors of the board of directors and may consist of the entire board of directors. The Committee will generally consist of at least two directors considered to be non-employee directors for purposes of Section 16 of the Exchange Act, and to the extent that an award is intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Committee will consist of at least two directors of the board, each of whom shall be an “outside director” as defined within the meaning of Section 162(m) of the Code. As discussed more fully below under the heading “―Federal Income Tax Consequences―Section 162(m) of the Code”, Section 162(m) of the Code was amended by the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) to eliminate the concept of qualifying compensation as “performance-based” in order for it to be exempt from the compensation deduction limitations imposed by Section 162(m) of the Code.

Plan Term.    The 2016 Equity Incentive Plan became effective as of the date it was approved by the board of directors on September 11, 2015, subject to its having been approved by the existing stockholders, and will terminate on the tenth (10th) anniversary thereof, unless earlier terminated by the board of directors.

Eligibility.    Under the 2016 Equity Incentive Plan, “Eligible Individuals” include officers, employees, consultants and non-employee directors providing services to the Company and its subsidiaries and affiliates. The Committee will determine which Eligible Individuals will receive grants of awards.

Incentives Available.    Under the 2016 Equity Incentive Plan, the Committee may grant any of the following types of awards to an Eligible Individual: incentive stock options (“ISOs”) and nonqualified stock options (“Nonqualified Stock Options” and, together with ISOs, “Options”); stock appreciation rights (“SARs”); restricted stock grants (“Restricted Stock Grants”); restricted stock units (“RSUs”); Performance Awards; Dividend Equivalent Rights; and Share Awards, each as defined below (each type of grant is considered an “Award”).

Shares Available.    Subject to any adjustment as provided in the 2016 Equity Incentive Plan, (i) up to 2,478,702 shares (the “IPO Bonus Pool”) were issuable pursuant to Awards granted under the 2016 Equity Incentive Plan to senior executives of the Company in connection with our initial public offering and (ii) up to 7,218,053 shares may be issued pursuant to Awards granted under the 2016 Equity Incentive Plan (other than the IPO Bonus Pool) (the “Post-IPO Share Pool”), all of which may be granted pursuant to ISOs. With respect to Awards granted following the last day of the Transition Period (as defined in the 2016 Equity Incentive Plan), (a) the aggregate number of shares that may be the subject of Option or SARs granted in any calendar year (or in respect of the calendar year during which the Transition Period expires, the remainder of such calendar year) may not exceed 3,000,000 Shares in the case of an Eligible Individual who is not a director, or 90,000 Shares in the case of a director, (b) the aggregate number of Shares that may be the subject of Performance-Based Restricted Stock and Performance Share Units granted in any calendar year (or in respect of the calendar year during which the Transition Period expires, the remainder of such calendar year) may not exceed 1,000,000 Shares in the case of an Eligible Individual who is not a director, or 30,000 Shares in the case of a director, and (c) the maximum dollar amount of cash or the fair market value of Shares that any Eligible Individual may receive in any calendar year (or in respect of the calendar year during which the Transition Period expires, the remainder of such calendar year) in respect of Performance Units may not exceed $10,000,000.

If an Award or any portion thereof that is issued from the Post-IPO Share Pool (i) expires or otherwise terminates without all of the Shares covered by such Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than Shares), such expiration, termination or settlement will not reduce (or otherwise offset) the number of Shares that may be available for issuance under the 2016 Equity Incentive Plan. Any Shares issued pursuant to an Award that are forfeited and returned back to or reacquired by the Company will again become available for issuance under the 2016 Equity Incentive Plan. Any Shares tendered or withheld to pay the exercise price of an Option or the base price of an SAR, or to satisfy tax withholding obligations associated with any Award, shall not become available again for issuance under the 2016 Equity Incentive Plan. Under no circumstances will Shares underlying any Awards issued under the IPO Bonus Pool, once issued, again become available for issuance under the 2016 Equity Incentive Plan.

Stock Options.    The Committee may grant Options (which may be ISOs or Nonqualified Stock Options) to Eligible Individuals. An ISO is an Option intended to qualify for tax treatment applicable to ISOs under Section 422 of the Code. An ISO may be granted only to Eligible Individuals that are employees of the Company or any of its subsidiaries. A Nonqualified Stock Option is an Option that is not subject to statutory requirements and limitations required for certain tax advantages allowed under Section 422 of the Code.

Vesting and Exercise Periods.    Each Option granted under the 2016 Equity Incentive Plan may be subject to certain vesting requirements and will become exercisable in accordance with the specific terms and conditions of the Option, as determined by the Committee at the time of grant and set forth in an Award agreement. The term of an Option generally may not exceed ten years from the date it is granted (five years in the case of an ISO granted to a ten-percent stockholder). Each Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until its expiration or termination, unless otherwise provided in applicable Award agreement.

Exercise Price.    The purchase price per Share with respect to any Option granted under the 2016 Equity Incentive Plan may be not less than 100% of the fair market value of a share of Common Stock on the date the Option is granted (110% in the case of an ISO granted to a ten-percent stockholder).

Limits on Incentive Stock Options.    In order to comply with the requirements for ISOs in the Code, no person may receive a grant of an ISO for stock that would have an aggregate fair market value in excess of $100,000, determined when the ISO is granted, that would be exercisable for the first time during any calendar year. If any grant of an ISO is made in excess of such limit, the portion that is over the $100,000 limit would be a Nonqualified Stock Option.

Stock Appreciation Rights.    The Committee may grant SARs to Eligible Individuals on terms and conditions determined by the Committee at the time of grant and set forth in an Award agreement. An SAR may be granted (a) at any time if unrelated to an Option or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

Amount Payable.    An SAR is a right granted to a participant to receive an amount equal to the excess of the fair market value of a Share on the last business day preceding the date of exercise of such SAR over the fair market value of a Share on the date the SAR was granted. An SAR may be settled or paid in cash, Shares or a combination of each, in accordance with its terms.

Duration.    Each SAR will be exercisable or be forfeited or expire on such terms as the Committee determines. Except in limited circumstances, an SAR shall have a term of no greater than ten years.

Prohibition on Repricings.    The Committee will have no authority to make any adjustment or amendment (other than in connection with certain changes in capitalization or certain corporate transactions in accordance with the terms of the 2016 Equity Incentive Plan, as generally described below) that reduces, or would have the effect of reducing, the exercise price of an Option or SAR previously granted under the 2016 Equity Incentive Plan, unless the Company's stockholders approve such adjustment or amendment.

Dividend Equivalent Rights.    The Committee may grant dividend equivalent rights (“Dividend Equivalent Rights”), either in tandem with an Award or as a separate Award, to Eligible Individuals on terms and conditions determined by the Committee at the time of grant and set forth in an Award agreement. A Dividend Equivalent Right is a right to receive cash or Shares based on the value of dividends that are paid with respect to the Shares. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or, if applicable, deferred until the lapsing of restrictions on such dividend equivalent rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Award to which the Dividend Equivalent Rights relate, subject to compliance with Section 409A of the Code. Dividend Equivalent Rights may be settled in cash or shares of Common Stock or a combination thereof, in a single installment or multiple installments, as determined by the Committee.

Restricted Stock; Restricted Stock Units.    The Committee may grant either Shares (Restricted Stock) or phantom Shares (RSUs), in each case subject to certain vesting requirements, on terms and conditions determined by the Committee at the time of grant and set forth in an Award agreement.

Restricted Stock.    Unless the Committee determines otherwise, upon the issuance of shares of Restricted Stock, the participant shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions made with respect to the Shares. The Committee may determine that the payment to the participant of dividends, or a specified portion thereof, declared or paid on such Shares shall be deferred until the lapsing of the restrictions imposed upon such Shares and held by the Company for the account of the participant until such time. Payment of deferred dividends in respect of shares of Restricted Stock shall be made upon the lapsing of restrictions imposed on the shares of Restricted Stock in respect of which the deferred dividends were paid, and any dividends deferred in respect of any shares of Restricted Stock shall be forfeited upon the forfeiture of such shares of Restricted Stock.

Restricted Stock Units.    Each RSU shall represent the right of the participant to receive a payment upon vesting of the RSU, or on any later date specified by the Committee, of an amount equal to the fair market value of a Share as of the date the RSU becomes vested, or such later date as determined by the Committee at the time the RSU is granted (and which will be set forth in the applicable grant agreement). An RSU may be settled or paid in cash, Shares or a combination of each, as determined by the Committee.

Performance Awards.    Performance awards (“Performance Awards”) (including performance units (“Performance Units”), performance share units (“Performance Share Units”) and performance-based restricted stock (“Performance-Based Restricted Stock”)) may be granted to Eligible Individuals on terms and conditions determined by the Committee and set forth in an Award agreement.

Performance Units and Performance Share Units.    Performance Units shall be denominated in a specified dollar amount and, contingent upon the attainment of specified performance objectives within a performance cycle and such other vesting conditions as may be determined by the Committee (including without limitation, a continued employment requirement following the end of the applicable performance period), and represent the right to receive payment of the specified dollar amount or a percentage of the specified dollar amount depending on the level of performance objective attained; provided, however, that the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Performance Share Units shall be denominated in Shares and, contingent upon the attainment of specified performance objectives within a performance cycle and such other vesting conditions as may be determined by the Committee (including without limitation, a continued employment requirement following the end of the applicable performance period), represent the right to receive payment of the fair market value of a Share on the date the Performance Share Unit was granted, the date the Performance Share Unit became vested or any other date specified by the Committee or a percentage of such amount depending on the level of performance objective attained; provided, however, that the Committee may at the time a Performance Share Unit is granted specify a maximum amount payable in respect of a vested Performance Share Unit. The Award agreement for each Performance Unit and Performance Share Unit shall specify the number of Performance Units or Performance Share Units to which it relates, the performance objectives and other conditions which must be satisfied in order for the Performance Unit or Performance Share Unit to vest and the performance cycle within which such performance objectives must be satisfied and the circumstances under which the Award will be forfeited.

Performance-Based Restricted Stock.    Performance-Based Restricted Stock shall consist of an Award of shares of Restricted Stock, issued in the participant's name and subject to appropriate restrictions and transfer limitations. Unless the Committee determines otherwise and as set forth in the applicable Award agreement, upon issuance of Shares of Performance-Based Restricted Stock, the participant shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to Shares. The Award agreement for each Award of Performance-Based Restricted Stock will specify the number of shares of Performance-Based Restricted Stock to which it relates, the performance objectives and other conditions that must be satisfied in order for the Performance-Based Restricted Stock to vest, the performance cycle within which the performance objectives must be satisfied (which will not be less than one (1) year) and the circumstances under which the Award will be forfeited. At the time the Award of Performance-Based Restricted Stock is granted, the Committee may determine that the payment to the participant of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the participant shall be deferred until the lapsing of the restrictions imposed upon such Performance-Based Restricted Stock and held by the Company for the account of the participant until such time. Payment of deferred dividends in respect of Shares of Performance-Based Restricted Stock shall be made upon the lapsing of restrictions imposed on the Performance-Based Restricted Stock in respect of which the deferred dividends were paid, and any dividends deferred in respect of any Performance-Based Restricted Stock shall be forfeited upon the forfeiture of such Performance-Based Restricted Stock.

Performance Objectives.    With respect to any Performance Awards intended to constitute “performance-based compensation” under Section 162(m) of the Code, performance objectives (“Performance Objectives”) may be expressed in terms of (i) earnings per share; (ii) operating income; (iii) return on equity or assets; (iv) cash flow; (v) net cash flow; (vi) cash flow from operations; (vii) EBITDA and/or Adjusted EBITDA; (viii) revenue growth, product revenue and/or comparable sales growth; (ix) revenue ratios; (x) cost reductions; (xi) cost ratios or margins; (xii) overall revenue or sales growth; (xiii) expense reduction or management; (xiv) market position or market share; (xv) total shareholder return; (xvi) return on investment; (xvii) earnings before interest and taxes (EBIT); (xviii) net income (before or after taxes); (xix) return on assets or net assets; (xx) economic value added; (xxi) shareholder value added; (xxii) cash flow return on investment; (xxiii) net operating profit; (xxiv) net operating profit after tax; (xxv) return on capital; (xxvi) return on invested capital; (xxvii) customer growth; (xxviii) supply chain achievements; (xxix) financial ratios, including those measuring liquidity, activity, profitability or leverage; (xxx) financing and other capital raising transactions; (xxxi) strategic partnerships or transactions; or (xxxii) any combination of the foregoing. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries or Divisions (as defined in the 2016 Equity Incentive Plan) or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.

The Committee may, at the time the Performance Objectives in respect of a Performance Award are established, provide for the manner in which performance will be measured against the Performance Objectives to reflect the impact of specified events, including any one or more of the following with respect to the applicable performance period: (i) the gain, loss, income or expense resulting from changes in accounting principles or tax laws that become effective during the performance period; (ii) the gain, loss, income or expense reported publicly by the Company with respect to the performance period that are extraordinary or unusual in nature or infrequent in occurrence; (iii) the gains or losses resulting from, and the direct expenses incurred in connection with, the disposition of a business or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; or (v) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year. The events may relate to the Company as a whole or to any part of the Company's business or operations, as determined by the Committee at the time the Performance Objectives are established. Any adjustments based on the effect of certain events are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee.

Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied. In respect of a Performance Award, the Committee may, in its sole discretion, (i) reduce the amount of cash paid or number of Shares to be issued or that have been issued and that become vested or on which restrictions lapse, and/or (ii) establish rules and procedures that have the effect of limiting the amount payable to any Participant to an amount that is less than the amount that otherwise would be payable under such Award. The Committee may exercise such discretion in a non-uniform manner among Participants. As discussed more fully below under the heading “―Federal Income Tax Consequences―Section 162(m) of the Code”, Section 162(m) of the Code was amended by the Tax Act to eliminate the concept of qualifying compensation as

“performance-based” in order for it to be exempt from the compensation deduction limitations imposed by Section 162(m) of the Code.

Share Awards.    The Committee may grant an Award of Shares (“Share Awards”) to an Eligible Individual on such terms and conditions as the Committee may determine at the time of grant. A Share Award may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

Adjustments upon Changes in Capitalization.    In the event that the outstanding Shares are changed into or exchanged for a different number or kind of Shares or other stock or securities or other equity interests of the Company or another corporation or entity, whether through merger, consolidation, reorganizations, recapitalization, reclassification, stock dividend, stock split, reverse stock split, substitution or other similar corporate event or transaction, or an extraordinary dividend or distribution by the Company in respect of its Shares or other capital stock or securities convertible into capital stock in cash, securities or other property, the Committee shall determine the appropriate adjustments, if any, to (a) the maximum number and kind of shares of stock or other securities or other equity interests as to which Awards may be granted under the 2016 Equity Incentive Plan, (b) the maximum number and class of Shares or other stock or securities that may be issued upon exercise of ISOs, (c) the number and kind of Shares or other securities covered by any or all outstanding Awards that have been granted under the 2016 Equity Incentive Plan, (d) the option price of outstanding Options and the base price of outstanding SARs, and (e) the Performance Objectives applicable to outstanding Performance Awards.

Effect of Change in Control or Certain Other Transactions.    Generally, the Award agreement evidencing each Award will provide any specific terms applicable to that Award in the event of a Change in Control of the Company (as defined below). Unless otherwise provided in an Award agreement, in connection with a merger, consolidation, reorganization, recapitalization or other similar change in the capital stock of the Company, or a liquidation or dissolution of the Company or a Change in Control (each, a “Corporate Transaction”), Awards shall either: (a) continue following such Corporate Transaction, which may include, in the discretion of the Committee or the parties to the Corporate Transaction, the assumption, continuation or substitution of the Awards, in each case with appropriate adjustments to the number, kind of shares, and exercise prices of the Awards; or (b) terminate.

For purposes of the 2016 Equity Incentive Plan, “Change in Control” generally means the occurrence of any of the following events with respect to the Company: (a) any person (other than directly from the Company) first acquires securities of the Company representing fifty percent or more of the combined voting power of the Company's then outstanding voting securities, other than an acquisition by certain employee benefit plans, the Company or a related entity, or any person in connection with a non-control transaction; (b) a majority of the members of the board of directors is replaced by directors whose appointment or election is not endorsed by a majority of the members of the board of directors serving immediately prior to such appointment or election; (c) any merger, consolidation or reorganization, other than in a non-control transaction; (d) a complete liquidation or dissolution or (e) sale or disposition of all or substantially all of the assets. A “non-control transaction” generally includes any transaction in which (i) stockholders immediately before such transaction continue to own at least a majority of the combined voting power of such resulting entity following the transaction; (ii) a majority of the members of the board of directors immediately before such transaction continue to constitute at least a majority of the board of the surviving entity following such transaction or (iii) with certain exceptions, no person other than any person who had beneficial ownership of more than fifty percent of the combined voting power of the Company's then outstanding voting securities immediately prior to such transaction has beneficial ownership of more than fifty percent of the combined voting power of the surviving entity's outstanding voting securities immediately after such transaction.

Options and SARs.    If Options or SARs are to terminate in the event of a corporate transaction, the holders of vested Options or SARs must be provided either (a) fifteen days to exercise their Options or SARs or (b) payment (in cash or other consideration) in respect of each Share covered by the Option of SAR being cancelled in an amount equal to the excess, if any, of the per Share price to be paid to stockholders in the Corporate Transaction over the price of the Option or the SAR. If the per Share price to be paid to stockholders in the Corporate Transaction is less than the exercise price of the Option or SAR, the Option or SAR may be terminated without payment of any kind. The holders of unvested Options or SARs may also receive payment, at the discretion of the Committee, in the same manner as described above for vested Options and SARs. The Committee may also accelerate the vesting on any unvested Option or SAR and provide holders of such Options or SARS a reasonable opportunity to exercise the Award.

Other Awards.    If Awards other than Options and SARs are to terminate in connection with a corporate transaction, the holders of vested Awards will be provided, and holders of unvested Awards may be provided, at the discretion of the Committee, payment (in cash or other consideration upon or immediately following the Corporate Transaction, or, to the extent permitted by Section 409A of the Code, on a deferred basis) in respect of each Share covered by the Award being cancelled in an amount equal to the per Share price to be paid to stockholders in the Corporate Transaction, where the value of any non-cash consideration will be determined by the Committee in good faith.

The Committee may, in its sole discretion, provide for different treatment for different Awards or Awards held by different parties, and where alternative treatment is available for a participant's Awards, may allow the participant to choose which treatment will apply to his or her Awards.

Transferability.    The 2016 Equity Incentive Plan generally restricts the transfer of any Awards, except (a) transfers by will or the laws of descent and distribution or (b) to a beneficiary designated by the participant, to whom any benefit under the 2016 Equity Incentive Plan is to be paid or who may exercise any rights of the participant in the event of the participant's death before he or she receives any or all of such benefit or exercises an Award.

Amendment or Termination of the 2016 Equity Incentive Plan.    The 2016 Equity Incentive Plan may be amended or terminated by the board of directors without stockholder approval unless stockholder approval of the amendment or termination is required under applicable law, regulation or NYSE requirement. No amendment may materially and adversely alter or impair any Awards that had been granted under the 2016 Equity Incentive Plan prior to the amendment without the impacted participant's consent. The 2016 Equity Incentive Plan will terminate on the tenth anniversary of its effective date; however, when the 2016 Equity Incentive Plan terminates, any applicable terms will remain in effect for administration of any Awards outstanding at the time of the 2016 Equity Incentive Plan's termination.

Forfeiture Events; Clawback.    The Committee may specify in an Award agreement that the participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable forfeiture provisions that apply to the Award.

If a participant receives compensation pursuant to an Award under the 2016 Equity Incentive Plan based on financial statements that are subsequently required to be restated in a way that would decrease the value of such compensation, the participant will, to the extent not otherwise prohibited by law, upon the written request of the Company, forfeit and repay to the Company the difference between what the participant received and what the participant should have received based on the accounting restatement, in accordance with (i) the Company's compensation recovery, “clawback” or similar policy, as may be in effect from time to time and (ii) any compensation recovery, “clawback” or similar policy made applicable by law including the provisions of Section 945 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the SEC, the NYSE and/or any other national securities exchange on which the Company's equity securities may be listed.

Federal Income Tax Consequences

The following is only a brief summary of the U.S. federal income tax consequences to a recipient and the Company of a stock incentive award, and does not discuss the effect of income tax law of any other jurisdiction (such as state income tax law) in which the recipient may reside.

Options.  Options may be granted in the form of ISOs or NSOs. ISOs granted to employees are eligible for favorable federal income tax treatment that is provided under Section 422 of the “Code if certain requirements are satisfied. An ISO must have an option price that is not less than the fair market value of the stock at the time the Option is granted, and must be exercisable within ten years from the date of grant. An employee granted an ISO or NSO generally does not realize compensation income for federal income tax purposes upon the grant of the Option. At the time of exercise of an ISO, no compensation income is realized by the holder of the Option other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the Shares acquired on exercise of an ISO are held for at least two years after grant of the Option and one year after exercise, the excess of the amount realized on sale over the exercise price will be taxed as capital gain. If the Shares acquired on exercise of an ISO are disposed of within less than two years after grant or one year of exercise, the holder will realize taxable compensation income equal to the excess of the fair market value of the Shares on the date of exercise or the date of sale, whichever is less, over the option exercise price. Any additional amount realized will be taxed as capital gain. At the time of exercise of an NSO the holder of the Option will realize taxable compensation income in an amount of the spread between the exercise price of the Option and the fair market value of the Shares acquired on the date of exercise. The Company will be entitled to a federal income tax deduction at the time of exercise equal to the amount of compensation income that is realized by the holder of an Option.

SARs.  At the time of settlement of a SAR the holder of the SAR will realize taxable compensation income in an amount equal to the spread between the base price of the SAR and the fair market value of the Shares acquired on the date of exercise. The Company will be entitled to a federal income tax deduction at the time of settlement equal to the amount of compensation income that is realized by the holder of the SAR.

Restricted Stock and Performance-Based Restricted Stock.  Employees granted Restricted Stock or Performance-Based Restricted Stock under the 2016 Equity Incentive Plan generally recognize as taxable compensation income the fair market value of the Restricted Stock or Performance-Based Restricted Stock on the date the restrictions lapse unless the employee has elected to include the restricted award in income at the time of grant under Section 83(b) of the Code. The Company will be entitled to a federal income tax deduction at the time and in the amount of the compensation income that is recognized by the holder of the Restricted Stock or Performance-Based Restricted Stock. The Company will also be entitled to a federal income tax deduction with respect to any dividends paid to an employee during the restricted period equal to the amount of compensation income realized by the holder of the Restricted Stock or Performance-Based Restricted Stock in respect of such dividends (unless the employee has elected to include the restricted award in income when granted under Section 83(b) of the Code).

Restricted Stock Units, Performance Units and Performance Share Units.  Employees granted RSUs, Performance Units or Performance Share Units under the 2016 Equity Incentive Plan generally recognize as taxable compensation income the cash or the fair market value the Shares or other property paid upon settlement of the RSUs, Performance Units and Performance Awards. The Company will be entitled to a federal income tax deduction at the time of payment equal to the amount of compensation income realized by the holder of the RSUs, Performance Units or Performance Share Units. The Company will also be entitled to a federal income tax deduction with respect to any dividend equivalents paid to an employee equal to the amount of compensation income realized by the holder of the RSUs, Performance Units or Performance Share Units.

Share Awards.  Share Awards are in the nature of Shares of the Company (as opposed to phantom stock). Employees granted Share Awards under the 2016 Equity Incentive Plan generally recognize as taxable compensation income the aggregate of fair market value of the Share Award on the date the Share Award is no longer subject to a substantial risk of forfeiture. The Company will be entitled to a federal income tax deduction at the time a Share Award is no longer subject to a substantial risk of forfeiture equal to the amount of compensation income realized by the holder of the Share Award.

Section 162(m) of the Code.  Section 162(m) of the Code generally prohibits public companies from taking a tax deduction for compensation paid in excess of $1,000,000 to certain executive officers. Prior to its amendment as implemented by the Tax Act, Section 162(m) of the Code provided an exception from the compensation deduction limitations for compensation that was considered “qualified performance-based compensation” under the applicable regulations. Section 162(m) of the Code also provides that a company that becomes public in connection with an initial public offering is exempt from applying the compensation deduction limitations for a specified period of time following its initial public offering (the “IPO Transition Period”). The Tax Act’s amendment of Section 162(m) of the Code, among other things, eliminated, beginning in 2018, the exception to the compensation deduction limitations for “qualified performance-based compensation,” other than in limited circumstances. The IPO Transition Period was not impacted by the Tax Act’s amendments to Section 162(m) of the Code.

The Company completed its initial public offering in August 2016 and is currently operating within its IPO Transition Period. While the 2016 Equity Incentive Plan currently includes certain provisions that had been intended to allow the Compensation Committee, following the expiration of the Company’s IPO Transition Period, to grant awards that could be considered “qualified performance-based compensation” for purposes of Section 162(m) of the Code, the Tax Act’s amendments to Section 162(m) of the Code have made these provisions inapplicable for such purposes. Accordingly, following the expiration of the Company’s IPO Transition Period, any Performance Awards granted to employees covered by Section 162(m) of the Code, as amended, will be subject to the compensation deduction limitations set forth in Section 162(m) of the Code.

Excise Taxes.  The effect of a Corporate Transaction on Options or other Awards, if any, may include accelerated vesting or lapse of restrictions with respect to Options or other Awards. Under certain circumstances, the accelerated vesting or lapse of restrictions with respect to Options or other Awards in connection with a Corporate Transaction may be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, a participant may be subject to a 20% excise tax and we may be denied a tax deduction.

Section 409A.  Section 409A of the Code generally imposes an additional 20% income tax, as well as interest and penalties, on recipients of deferred compensation that does not comply with Section 409A of the Code. “Deferred compensation” for this purpose generally consists of compensation to which an individual has a legally binding right in a taxable year and which is to be paid in a later taxable year. In addition to the taxes, interest and penalties, deferred compensation that does not comply with Section 409A of the Code may be required to be taken into income earlier than is intended. Awards under the 2016 Equity Incentive Plan are intended either not to be subject to Section 409A of the Code or to comply with Section 409A of the Code. If Awards under the 2016 Equity Incentive Plan are subject to Section 409A of the Code and do not comply with Section 409A of the Code, participants may be liable for the tax, interest and penalties imposed by the statute.

New Plan Benefits

No determination has been made as to which of the individuals eligible to participate in the 2016 Equity Incentive Plan will receive awards under the 2016 Equity Incentive Plan in the future and, therefore, the future benefits to be allocated to any individual or to various groups of eligible participants are not presently determinable. However, please refer to the section of this Proxy Statement entitled “Executive Compensation,” which provides information on the grants made in the last fiscal year, and the section of this Proxy Statement entitled “Director Compensation,” which provides a description of grants made to our non-employee directors in the last fiscal year.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR”

PROPOSAL NO. 3 TO AMEND OUR 2016 EQUITY INCENTIVE PLAN

TO INCREASE THE NUMBER OF SHARES AUTHORIZED TO BE GRANTED BY 3.5 MILLION SHARES

MANAGEMENT

The following table sets forth, as of April 20, 2018, the name and age of each executive officer and director of the Company, indicating all positions and offices with us currently held by such executive officer or director:

Name	Age	Position
Executive Officers
Lewis L. Bird III	53	Chairman of the Board, Chief Executive Officer and President
Peter S.G. Corsa	49	Chief Operating Officer
Judd T. Nystrom	44	Chief Financial Officer
Alissa M. Ahlman	46	Chief Merchandising Officer
Mary Jane Broussard	58	General Counsel and Corporate Secretary
Valerie L. Davisson*	56	Chief People Officer
Norman E. McLeod	55	Chief Development Officer
Ashley Sheetz	43	Chief Marketing Officer
Non‑Employee Directors
Wendy A. Beck	53	Director
Elisabeth B. Charles	54	Director
Geoffrey G. Clark	45	Director
Martin C. Eltrich, III	45	Director
Philip L. Francis	71	Director
Brian R. Hoesterey	50	Director
Allen I. Questrom	78	Director
Larry D. Stone	66	Director

*     Valerie L. Davisson will retire as Chief People Officer of the Company effective July 2, 2018.

Set forth below are descriptions of the backgrounds of each executive officer and director of the Company, as of April 20, 2018:

Lewis L. Bird III has served as our Chairman since April 2017, and Chief Executive Officer since December 2012 and as President since September 2015. Before joining the Company, Mr. Bird held a variety of leadership positions, most recently serving as Managing Director of The Gores Group from 2011 to 2012, a global private equity firm that specializes in acquiring and partnering with mature and growing businesses. Prior to this, Mr. Bird served as President of Nike Affiliates for Nike Inc. from 2006 to 2009, Chief Operating Officer of Gap from 2003 to 2006 and Chief Financial Officer of Old Navy from 2001 to 2003. In addition, he was Vice President of Finance & Operations for Gateway, Inc. from 1999 to 2001; Senior Director of Corporate Finance for AlliedSignal, Inc. from 1998 to 1999, and Director of Finance & Business Management at AlliedSignal Engines from 1996 to 1998. He has also held various senior financial and strategic positions for Ford Motor Company, and served as Assistant Vice President & Commercial Loan Officer for BayBanks, Inc. Mr. Bird received his MBA from Olin Graduate School of Business at Babson College and his bachelor’s degree from Ithaca College. Mr. Bird was selected to our Board because of the perspective, experience, and operational expertise in our business that he has developed as our Chief Executive Officer.

Peter S. G. Corsa has served as Chief Operating Officer since December 2016. In this role, Mr. Corsa oversees store operations, loss prevention, distribution and logistics in addition to inventory planning and allocation. He joined the Company as Chief Stores Officer in March 2013 and was promoted to his current position in December 2016. Prior to joining the Company,  Mr. Corsa served as Vice President of KSL Resorts from 2011 to 2013, which operates luxury resorts throughout the United States. Before this, he served as Executive Vice President of Retail for Stuart Weitzman from 2006 to 2011. In addition, he served as Senior Director of Store Operations for Gap from 2004 to 2006, Senior Director of Loss Prevention for Old Navy from 2002 to 2003, and Director of Store Operations for Old Navy from 1999 to 2002. Mr. Corsa received his MBA from St. Mary's College of California and his bachelor's degree in Political Science from the University of California, Santa Barbara.

Judd T. Nystrom has served as our Chief Financial Officer since February 2013. Prior to joining us, he held several leadership roles in finance from 2008 to 2013, most recently as Senior Vice President, Finance for Advance Auto Parts, where he was responsible for planning and performance management, identifying opportunities to grow the business and improve profitability, corporate procurement and investor relations. Prior to Advance Auto Parts, Mr. Nystrom was with Best Buy from 2002 to 2008, where he served in escalating responsibilities, most recently as Senior Director, Finance for U.S. Retail Channels and Retail Support, which included Best Buy stores, BestBuy.com, Operations and Real Estate. Mr. Nystrom also held various financial positions at Carlson Companies from 1995 to 2002, most recently serving as Director of Accounting & Reporting. Mr. Nystrom received his bachelor’s degree in Accounting from the University of Minnesota Carlson School of Management, has attended Executive Leadership Programs at the Carlson School of Management and University of Chicago, and is a Certified Public Accountant (inactive), Certified Management Accountant, and Certified in Financial Management.

Alissa Ahlman has served as our Chief Merchandising Officer since April 2015. Ms. Ahlman joined the Company in March 2008 as Director of Merchandise Planning; she was promoted to Divisional Merchandising Manager in April 2009; then to Vice President and Divisional Merchandising Manager in April 2010; and then to Vice President and Co- General Merchandising Manager in June 2013 before assuming her current role. Prior to joining the Company, Ms. Ahlman was with 99¢ Only Stores from 2005 to 2008, most recently serving as Vice President of Planning & Allocation, but held the positions of Divisional Merchandise Manager, Director of Re-orderables, Consumer Insights & Category Management, as well as Director of Financial Planning & Analysis. Prior to this, Ms. Ahlman served as Director of Financial Planning & Analysis for Factory 2-U Stores from 2000 to 2004. Ms. Ahlman received her bachelor’s degree in Finance from San Diego State University.

Mary Jane Broussard has served as our General Counsel since March 2014 and our Corporate Secretary since September 2013. Prior to that role, she served as our Vice President, Legal Counsel since June 2013. Prior to joining us, Ms. Broussard was a partner with Brown McCarroll, L.L.P. (a regional law firm based in Dallas, TX) from 1993 to 2013, and an associate with the same firm from 1987 to 1993. Prior to her legal career, Ms. Broussard was a Certified Public Accountant with a national accounting firm from 1982 to 1984. Ms. Broussard received both her Juris Doctorate and Bachelor of Business Administration from the University of Texas at Austin.

Valerie Davisson has served  as our Chief People Officer since April 2013 and will retire from the Company effective July 2, 2018. Prior to joining the Company, Ms. Davisson served as Executive Vice President and Chief PeopleWorks Officer for Brinker International, where she led human resources and IT for more than 800 company-owned restaurants worldwide. Ms. Davisson joined Brinker in 2004 as Vice President, adding the CPO title in 2007. Prior to Brinker, Ms. Davisson served as Vice President of YUM! Brands, Inc. from 2003 to 2004, where she oversaw corporate human resources, staffing and relocation across all YUM! Offices. She first joined YUM! as Director of Field Human Resources for Pizza Hut, with responsibility for 1,500 restaurants. She also held positions as Senior Director of Staffing and Vice President of KFC Field Human Resources from 1998 to 2002. She received her bachelor’s degree in Public Administration from Southern Illinois University and earned a master’s in Human Resource Management from Washington University in St. Louis. Ms. Davisson also serves as a board member for Southern Methodist University Human Resources Roundtable and as a member of the Society of Human Resources Management.

Norman McLeod has served as our Chief Development Officer since October 2013. Prior to joining the Company, Mr. McLeod most recently served as Vice President of Development and Real Estate for FedEx Office, a subsidiary of FedEx Corporation, from 2004 to 2013. In this role he was responsible for 1,900 U.S. and international stores, including lease administration, renewals, remodels, relocations, and repair/maintenance. Prior to this, Mr. McLeod was with YUM! Brands, Inc. from 1992 to 2004, most recently serving as Director of Development. In addition to this role, he also served as National Director of Construction, Franchise Development Director, Market Planning, Director of Special Projects and Equipment, and Development Manager. Prior to these roles, Mr. McLeod served as Director of Construction for Turnkey Construction Company from 1991 to 1992, and as a Staff Engineer and Project Manager for Mobil Oil Corporation from 1986 to 1991. Mr. McLeod received his bachelor’s degree in Civil Engineering from Texas Tech University.

Ashley Sheetz has served as our Chief Marketing Officer since January 2017.  Prior to joining the Company, Ms. Sheetz served as Chief Marketing Officer, Group Vice President at Sally Beauty Holdings, Inc. from March 2014 to January 2017. Prior to joining Sally Beauty in 2014, Ms. Sheetz held various marketing leadership positions from 2008 through 2014 with GameStop, most recently serving as Chief Marketing Officer, Vice President. In this role, she focused on long-term growth, introducing new businesses and store concepts. Prior to GameStop, Ms. Sheetz held leadership roles with various advertising agencies working on national brand accounts. Ms. Sheetz was with DDB Dallas/Tracy Locke from 2000 to 2008, TM Advertising from 1997 to 2000 and Publicis Dallas from 1996 to 1997. Ms. Sheetz received her bachelor’s degree in Advertising from the University of Texas at Austin and a Graduate Finance Certificate from the SMU Cox School of Business.

Elisabeth B. Charles has served as a director of the Company since December 2016. Ms. Charles has been Chief Marketing Officer for Rodan + Fields since November 2017. Prior to this time she served as Senior Vice President and General Manager of Old Navy Outlet from November 2016 to August 2017. She also served as Old Navy’s Interim Chief Marketing Officer from May to October 2016. Prior to joining Old Navy, Ms. Charles was Senior Vice President/Chief Marketing Officer, Marketing and Customer Engagement of Athleta from March 2015 through May 2016. From February 2009 through August 2014, Ms. Charles was Senior Vice President, Chief Marketing Officer and Executive Committee Member of Petco Animal Supplies, Inc. Prior to that, she served as Executive Vice President of Marketing of Victoria Secret Stores from February 2005 through October 2008 and served as its Vice President of Marketing from July 2004 through January 2005. Prior to 2005, Ms. Charles held a variety of marketing positions with Herbalife International of America, Inc., Ideaforest.com and Tricon Restaurants International. Ms. Charles is currently a member of the advisory board of Origami Logic, which she joined in 2015. Ms. Charles received her MBA from the Harvard Graduate School of Business Administration and her Bachelor of Arts in International Political Economy from the University of California at Berkeley. Ms. Charles was selected to our board of directors because she brings particular knowledge and experience in operating and leading retail companies.

Geoffrey G. Clark has served as a member of our Board since December 2012. Mr. Clark is Senior Managing Director of Starr Investment Holdings and a Director of C.V. Starr & Co., which he joined in 2007. Prior to joining Starr, Mr. Clark was a Partner and Managing Director of Goldman, Sachs & Co. which he joined in 1994, and served as the co‑head of the Private Equity Group. Mr. Clark graduated as a Leslie Wong Fellow with a Bachelor of Commerce in Finance from the University of British Columbia, and is a Chartered Financial Analyst. Mr. Clark was selected to our Board because he possesses particular knowledge and experience in corporate finance, strategic planning and investments.

Martin C. Eltrich, III has served as a member of our Board since October 2011 and served as Chairman of our Board from October 2011 to April 2017. Mr. Eltrich is a Partner with AEA, which he joined in June 2001, and leads the consumer/retail investment practice. He currently serves on the board of directors of At Home, 1-800 Contacts, Brand Networks, Melissa & Doug, Traeger Grills, ThreeSixty and 24 Hr Fitness. Prior to AEA’s exit from the investment, Mr. Eltrich also sat on the boards of Acosta, Inc., Burt’s Bees, Inc., Cogent HMG, Henry Company, Intermedia Advertising Group, Shoes for Crews and Tampico Beverages. Before joining AEA, Mr. Eltrich was an investment banker covering the consumer products industry at Greenhill & Co. in New York, joining that firm at its inception in 1996. Prior to Greenhill & Co., Mr. Eltrich was an investment banker in the Consumer Group at Morgan Stanley. Mr. Eltrich received his Bachelor of Science in Economics from the University of Pennsylvania. Mr. Eltrich was selected to our Board because he possesses particular knowledge and experience in corporate finance, strategic planning, and investments.

Brian R. Hoesterey has served as a member of our Board since October 2011. Mr. Hoesterey is a Partner with AEA, which he joined in 1999, where he focuses on investments in the specialty chemicals and value‑added industrial products sectors. Prior to joining AEA, Mr. Hoesterey was with BT Capital Partners, the private equity investment vehicle of Bankers Trust. Mr. Hoesterey has also previously worked for McKinsey & Co. and the investment banking division of Morgan Stanley. Mr. Hoesterey is currently a director of GMS, Evoqua and Swanson Industries. Mr. Hoesterey was previously on the board of CPG International, Houghton, SRS, Henry Company, Unifrax, Pregis and Noveon. Mr. Hoesterey currently serves on the Oversight Committee for Patagonia Sur, a for‑profit venture that invests in, protects and enhances scenically remarkable and ecologically valuable properties in Chilean Patagonia. Mr. Hoesterey received a Bachelor of Business Administration in Accounting, summa cum laude, from Texas Christian University and received a

Master of Business Administration with honors from the Harvard Business School. Mr. Hoesterey was selected to our Board because he possesses particular knowledge and experience in corporate finance, strategic planning and investments.

Allen I. Questrom has served as a member of our Board since March 2012. Mr. Questrom was Chairman and Chief Executive Officer of Neiman Marcus, Inc. from 1988 to 1990. He was Chairman and CEO of Federated Department Stores, Inc. (now Macy’s) from February 1990 to May 1997. He served on the board of Barneys New York, Inc. beginning in January 1999 and as President and Chief Executive Officer from May 1999 until September 2000 and as Chairman of the Board from May 1999 until January 2001. From 2000 through December 2004, he was the Chairman and Chief Executive Officer of J.C. Penney Company, Inc. Mr. Questrom is a Trustee of Boston University. He has been a Senior Advisor for Lee Equity Partners since 2006 and is currently a member of the Board of Directors of Glazer’s Family of Companies, Tailored Brands, Inc. and InterlLuxe, and on the Board of Advisors of the Robin Report, providing insight into consumer product industries. Until June 2014, Mr. Questrom was a member of the board of directors of Sotheby’s; until 2013, a member of the board of directors of Foot Locker, Inc. Mr. Questrom graduated from Boston University with a Bachelor of Science degree in Finance and Marketing. Mr. Questrom was selected to our Board because he brings particular knowledge and experience in operating and leading retail companies.

EXECUTIVE COMPENSATION

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, reduced narrative and tabular disclosure obligations regarding executive compensation, and also includes an exemption from the requirement to submit certain executive compensation matters to stockholder advisory votes, such as “say on pay”, “say on frequency” and “say on golden parachutes”.

The discussion and tabular disclosure that follows describes our executive compensation program during fiscal year 2018 and the fiscal years ended January 28, 2017 (“fiscal year 2017”) relating to the following individuals: Lewis L. Bird III, Judd T. Nystrom, and Peter S.G. Corsa (our “named executive officers”).

Summary Compensation Table

The following table sets forth the portion of compensation paid to the named executive officers that is attributable to services performed during the fiscal years ended January 27, 2018 and January 28, 2017:

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non‑Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Lewis L. Bird III	2018	700,000	—	935,200	37,042	1,672,242
Chief Executive Officer	2017	700,000	7,934,319	800,100	71,749	9,506,168
Judd T. Nystrom	2018	400,000	—	320,640	26,244	746,884
Chief Financial Officer	2017	400,000	2,578,654	274,320	36,553	3,289,527
Peter S.G. Corsa	2018	400,000	—	320,640	26,469	747,109
Chief Operating Officer	2017	392,308	1,983,580	267,726	35,792	2,679,406

(1)

The amounts included in the “Option Awards” column represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718 (Topic 718, “Compensation—Stock Compensation”). The valuation assumptions used in determining such amounts are described in Note 14—Stock‑Based Compensation of our financial statements included in our annual report on Form 10‑K filed with the SEC on March 23, 2018.

(2)

The amounts included in the “Non‑Equity Incentive Plan Compensation” column reflect the named executive officers’ annual performance bonuses earned in respect of fiscal years 2017 and 2018, which were based on performance targets for such fiscal years as described below in “Narrative Disclosure to Summary Compensation Table—Performance Based Cash Incentives” and were paid following the end of fiscal year 2016 on April 15, 2016, fiscal year 2017 on April 14, 2017, and fiscal year 2018 on April 13, 2018.

(3)

The amounts included in the “All Other Compensation” column for 2017 includes (a) an annual allowance under the executive financial planning program, which began September 8, 2016; (b) group term life imputed income; and (c) expenses pertaining to executive guest travel to IPO‑related events in fiscal year 2017; and (f) our matching contribution under our 401(k) plan. The amounts of such applicable perquisites in fiscal year 2018 are set forth on the table below:

Name	Cash Received for Financial Counseling ($)	Group Term Life Imputed Income ($)	401(k) Match ($)
Lewis L. Bird III	25,000	1,242	10,600
Judd T. Nystrom	15,000	389	10,600
Peter S.G. Corsa	15,000	511	10,831

Narrative Disclosure to Summary Compensation Table

Elements of Compensation

In fiscal years 2017 and 2018, we compensated our named executive officers through a combination of base salary, cash incentives, long‑term equity incentives in the form of stock options, and other benefits as described below.

Base Salary

The salaries for fiscal years 2017 and 2018 for our named executive officers were determined pursuant to the terms of each officer’s employment agreement, which are described below and which have been increased as described below.

Performance Based Cash Incentives

In fiscal years 2017 and 2018, each of Messrs. Nystrom and Corsa were eligible to receive annual cash bonuses with the target of 60% of base salary under our Management Bonus Plan. For fiscal years 2017 and 2018,  Mr. Bird’s annual bonus was calculated based on a target of 100% of base salary under the Management Bonus Plan. For purposes of the Management Bonus Plan, “Adjusted EBITDA” is defined as net income (loss) before interest expense, net, loss from early extinguishment of debt, income tax (benefit) provision and depreciation and amortization, adjusted for the impact of certain other items as defined in our debt agreements, including certain consulting and other professional fees, costs associated with new store openings, relocation and employee recruiting incentives, management fees and expenses, stock-based compensation expense, and non-cash rent. The Management Bonus Plan consists of two measures of Company performance which determine the Company’s achievement multiple for the target bonus through the use of an achievement table: (i) Adjusted EBITDA versus the financial plan for the year, which comprises 75% of the achievement calculation, and (ii) comparable store sales growth, which comprises 25% of the achievement calculation. Achievement of less than the Company’s prior year Adjusted EBITDA target results in a 0% achievement multiple, and the maximum Company achievement multiple is 170%. Finally, the Compensation Committee of the Board has final discretion with regard to senior executive bonuses based upon the delivery of key strategic initiatives. In fiscal year 2017, the Adjusted EBITDA target was $134.2 million and the comparable store sales growth target was 3.0%. In fiscal year 2017, Adjusted EBITDA was $138.3 million and comparable store sales growth was 3.7% resulting in a blended Company achievement multiple of 114.3% based upon the achievement table, together with minor adjustments deemed appropriate by the Compensation Committee. In fiscal year 2018, the Adjusted EBITDA target was $164.5 million and the comparable store sales growth target was 3.0%. In fiscal year 2018, Adjusted EBITDA was $177.3 million and comparable store sales growth was 6.5% resulting in a blended Company achievement multiple of 133.6% based upon the achievement table,  together with minor adjustments deemed appropriate by the Compensation Committee. The Board approved the bonus payments in respect of fiscal years 2017 and 2018 consistent with these results.

Option Awards

Prior to our initial public offering, each of our named executive officers had been granted nonqualified stock options to purchase shares of common stock of the Company pursuant to the Company’s (f/k/a GRD Holding I Corporation) GRD Holding I Corporation Stock Option Plan (the “2012 Option Plan”), which, in the case of Mr. Bird have become vested in accordance with their terms, and in the case of Messrs. Nystrom and Corsa have become vested with the exception of respective grants of 21,178 options from June 2014 that will vest in accordance with their terms on June 3, 2018.

In addition, on  August 3, 2016, Messrs. Bird, Nystrom, and Corsa were granted nonqualified stock options to purchase 991,480, 322,231, and 247,870 shares of common stock of the Company, respectively, pursuant to the 2016 Equity Incentive Plan. Each of these option awards is subject to market‑based vesting conditions based on the achievement of specified closing share price targets for a period of at least 20 consecutive trading days, disregarding the six‑month period immediately following the date of grant, subject to the executive’s continued employment with the Company through the applicable vesting date. The options shall be (i) 25% vested upon attainment of a 20 consecutive trading day closing share price of at least $25.75 per share, (ii) 50% vested upon attainment of a 20 consecutive trading day closing share price of at least $28.60 per share, (iii) 75% vested upon attainment of a 20 consecutive trading day closing share price of at least $31.48 per share, and (iv) 100% vested upon attainment of a 20 consecutive trading day closing share price of at least $34.33 per share. The option award to Mr. Bird provides for accelerated vesting upon the occurrence of certain events, as described in “Additional Narrative Disclosure—Payments upon Certain Events of Termination or Change in Control”.

During the fiscal year ending January 27, 2018, no stock options to purchase shares of common stock of the Company or other equity-based awards were granted to any of our named executive officers.

All Other Benefits

The Company maintains, and the named executive officers participate in, a 401(k) retirement savings plan. Each participant may contribute to the plan through payroll deductions, up to 100% of his or her salary and bonus limited to the maximum allowed by the Internal Revenue Service regulations. The plan provides for “safe harbor” employer matching contributions as described below under “Additional Narrative Disclosure—Retirement Benefits”. All amounts contributed by the employee and the Company as well as earnings on these contributions are fully vested and are not taxable to participants until withdrawn.

Beginning in fiscal year 2018, the Company provided all executives access to a company-sponsored wellness exam on an annual basis. No executive benefit was paid on this program until February of fiscal year 2019. In fiscal year 2017, the Company provided certain senior executives, including the named executive officers, with limited perquisites including executive guest travel to New York, New York in connection with the Company’s initial listing on the NYSE and allowances for and in‑kind benefits of financial planning services.

Our compensation program does not include any other material benefits or perquisites for our named executive officers. Our named executive officers also have the opportunity to participate in the same programs as our other employees.

Employment Agreements

We have entered into employment agreements with each of Messrs. Bird, Nystrom, and Corsa (the “Employment Agreements”). The following summary details the material terms of the Employment Agreements.

Chief Executive Officer (L. Bird)

On November 15, 2012, the Company entered into an employment agreement with Mr. Bird to serve as Chief Executive Officer of the Company (the “CEO Agreement”), pursuant to which his employment term commenced on December 3, 2012 and will continue for an indefinite term, subject to termination (other than for cause, as defined in the CEO Agreement) upon at least 30 days prior written notice by either party. The CEO Agreement provides that Mr. Bird was to receive an initial annual base salary of $550,000, subject to increase (but not decrease) at the discretion of the Board (or committee thereof), which amount was increased to $700,000 by the Compensation Committee on September 11, 2015, but has not been further increased since that time.  Mr. Bird was also eligible to receive an annual bonus of up to $1,105,000 with a target annual bonus equal to $650,000, subject to satisfaction of performance goals based on attainment of an EBITDA target for the applicable fiscal year. Subsequent to entering into the CEO Agreement and commencing in fiscal year 2015, Mr. Bird agreed to participate in the Management Bonus Plan, retaining his target and maximum bonus amounts but providing that determination of the bonus payment would be based on attainment of a mix of Adjusted EBITDA and comparable store sales growth (as described above in “Narrative Disclosure to Summary Compensation Table—Performance Based Cash Incentives”). On September 11, 2015, his target and maximum bonus opportunities were increased to 100% of his annual base salary (i.e. $700,000) and 170% of his target bonus, respectively. The CEO Agreement also provides that Mr. Bird is eligible to participate in all benefit programs for which other senior executives of the Company are generally eligible and is entitled to reimbursement of up to $15,000 per year for financial planning expenses. The CEO Agreement provided that in the event Mr. Bird sold his home in Oregon at a price of less than $2.4 million, he would be entitled to a make‑whole payment, grossed up for taxes, to a cover a portion of such shortfall (the “Equity Loss Payment”), which Equity Loss Payment was made on November 28, 2014. The CEO Agreement also provides for severance upon certain terminations of employment, as described below under “Additional Narrative Disclosure—Payments upon Certain Events of Termination or Change in Control”.

The CEO Agreement includes restrictive covenants providing for non‑competition, non‑solicitation of employees, and non‑interference with business relationships, in each case during employment and for one year thereafter, mutual non‑disparagement during employment and for five years thereafter, and perpetual nondisclosure of confidential information.

If any payments or benefits to which Mr. Bird would be entitled to receive pursuant to the terms of the CEO Agreement or otherwise in connection with a change in the ownership or effective control of the Company would result in all or a portion of such payments or benefits being deemed “parachute payments” under Section 280G of the Code and the excise tax imposed by Section 4999 of the Code, such payments and benefits will be reduced to the minimum extent necessary so that they would not result in the imposition of an excise tax under Section 4999 of the Code, provided that no reduction will be made if Mr. Bird would receive a greater net after‑tax amount absent such reduction.

Chief Financial Officer (J. Nystrom)

On January 25, 2013, the Company entered into an employment agreement with Mr. Nystrom to serve as Chief Financial Officer of the Company (the “CFO Agreement”), pursuant to which his employment term commenced on February 18, 2013 and will continue for an indefinite term, subject to termination (other than for cause, as defined in the CFO Agreement) upon at least 30 days prior written notice by either party. The CFO Agreement provides that Mr. Nystrom was to receive an initial annual base salary of $325,000, subject to increase (but not decrease) at the discretion of the Board (or committee thereof), which amount was increased to $400,000 by the Compensation Committee on September 11, 2015. He is also eligible to receive an annual bonus of up to 100% of his annual base salary, with a target annual bonus equal to 60% of his annual base salary, subject to satisfaction of performance goals set by the Board. The CFO Agreement provides that Mr. Nystrom is eligible to participate in all benefit programs for which other senior executives of the Company are generally eligible. The CFO Agreement also provides for severance upon certain terminations of employment, as described below under “Additional Narrative Disclosure—Payments upon Certain Events of Termination or Change in Control”.

The CFO Agreement includes restrictive covenants providing for non‑competition, non‑solicitation of employees, and non‑interference with business relationships, in each case, during employment and for one year thereafter, as well as perpetual nondisclosure of confidential information and nondisparagement of the Company.

Chief Operating Officer (P. Corsa)

On February 2, 2013, the Company entered into an employment agreement with Mr. Corsa to serve as Chief Stores Officer of the Company (the “Corsa Agreement”), pursuant to which his employment term was to have commenced no later than March 25, 2013 and continue for an indefinite term, subject to termination (other than for cause, as defined in the Corsa Agreement) upon at least 30 days prior written notice by either party. Mr. Corsa was promoted to Chief Operating Officer of the Company effective December 2, 2016. The Corsa Agreement provides that Mr. Corsa was to receive an initial annual base salary of $325,000, subject to increase (but not decrease) at the discretion of the Board (or committee thereof), which amount was increased to $350,000 by the Compensation Committee on September 11, 2015 and further increased to $400,000 by the Compensation Committee on April 5, 2016. He is also eligible to receive an annual bonus of up to 100% of his annual base salary, with a target annual bonus equal to 60% of his annual base salary, subject to satisfaction of performance goals set by the Board. The Corsa Agreement provides that Mr. Corsa is eligible to participate in all benefit programs for which other senior executives of the Company are generally eligible. The Corsa Agreement also provides for severance upon certain terminations of employment, as described below under “Additional Narrative Disclosure—Payments upon Certain Events of Termination or Change in Control”.

The Corsa Agreement includes restrictive covenants providing for non‑competition, non‑solicitation of employees, and non‑interference with business relationships, in each case, during employment and for one year thereafter, as well as perpetual nondisclosure of confidential information and nondisparagement of the Company.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the number of securities underlying the equity awards held by each of the named executive officers as of the fiscal year ended January 27, 2018:

	Option Awards
Name	Grant Date	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)(3)	Option exercise price ($)(4)	Option expiration date
Lewis L. Bird III	11/26/2012(1)	2,060,298	—	—	9.75	11/26/2022
	8/3/2016	495,740	—	495,740	15.00	8/3/2023
Judd T. Nystrom	1/31/2013(1)	364,013	—	—	9.75	1/31/2023
	6/3/2014(2)	63,566	21,146	—	9.75	6/3/2024
	8/3/2016	161,116	—	161,115	15.00	8/3/2023
Peter S.G. Corsa	1/10/2013(1)	406,717	—	—	9.75	1/10/2023
	6/3/2014(2)	63,566	21,146	—	9.75	6/3/2024
	8/3/2016	123,935	—	123,935	15.00	8/3/2023

(1)

Each of these option awards was originally scheduled to vest in equal annual installments on each of the first four anniversaries of the applicable grant date; however, the option awards were amended as of December 4, 2012, March 25, 2013, and February 18, 2013, for each of Messrs. Bird, Corsa, and Nystrom, respectively, to vest in equal annual installments on each of the first four anniversaries of the applicable option award amendment date and are currently fully vested.

(2)	Each of these option awards vests in equal annual installments on each of the first four anniversaries of the applicable grant date.
(3)

The amounts reflected in the table represent the number of securities underlying unexercised unearned options that would vest upon attainment of threshold performance goals. The maximum number of securities deliverable upon exercise of these options if maximum performance is attained is 991,480, 322,231, and 247,870 for Messrs. Bird, Nystrom, and Corsa, respectively. These options vest based upon achievement of a closing price per share of the Company’s common stock for a period of at least 20 consecutive trading days, disregarding the six‑month period immediately following the date of grant, as follows: (i) 25% upon at least $25.75 per share, (ii) 50% upon at least $28.60 per share, (iii) 75% upon at least $31.48 per share, and (iv) 100% upon at least $34.33 per share, subject to the optionee’s continued employment with the Company through the applicable vesting date, provided that, in the event Mr. Bird’s employment is terminated without “cause” or for “good reason” as defined in the CEO Agreement, his options remain issued and outstanding and eligible to vest for six months following such termination of employment.  As of January 27, 2018, the first two performance hurdles have been achieved and therefore 50% of each executive’s grant has vested.

(4)	Option exercise price reflected has been rounded to the nearest whole cent.

Additional Narrative Disclosure

Retirement Benefits

We maintain a tax‑qualified Section 401(k) retirement savings plan that provides for employee contributions and employer “safe harbor” matching contributions equal to 100% of salary deferrals up to 3% of a participant’s compensation and 50% of salary deferrals thereafter up to 5% of a participant’s compensation. Our named executive officers are eligible to participate in our tax qualified Section 401(k) retirement savings plan on the same basis as other employees who satisfy the plan’s eligibility requirements, including requirements relating to age and length of service. Under this plan, participants may elect to make pre‑tax contributions not to exceed the applicable statutory income tax limitation, which, subject to certain exceptions, was $18,000 for calendar years 2016 and 2017, and $18,500 for calendar year 2018. Participants are always fully vested in their entire plan account (including with respect to employer contributions).

Payments upon Certain Events of Termination or Change in Control

Pursuant to the terms of the Employment Agreements, our named executive officers are entitled to receive certain payments in connection with certain termination events.

In the event of a termination of employment for any reason, each of our named executive officers is entitled to payment of any earned but unpaid base salary, vested benefits in accordance with the applicable employee benefit plan, unreimbursed business expenses, and, other than upon a termination for cause, any earned but unpaid annual bonus for fiscal years completed prior to the termination date. In addition, upon any termination of Mr. Bird’s employment (other than for cause or due to resignation without good reason (as defined in the CEO Agreement)) that occurs after the 90th day of a fiscal year,  Mr. Bird is entitled to a pro rata bonus for the year of termination based on performance through the end of the month preceding termination and an adjusted performance target, prorated based on the number of days worked in the fiscal year of termination. Upon a termination of employment of any named executive officer other than for cause, death, or disability, or upon a termination for good reason (as defined in the applicable Employment Agreement), our named executive officers are each entitled to severance payments (in addition to the pro rata bonus described in the preceding sentence in the case of Mr. Bird), payable over the twelve month period following termination of employment, in amounts equal to annual base salary (for Mr. Corsa) and the sum of annual base salary plus target bonus opportunity (for Messrs. Bird and Nystrom), and Mr. Corsa is also entitled to payment of the full annual bonus to which he would have been entitled for the year of termination had he remained employed, based on actual performance and paid at the same time as annual bonuses are ordinarily paid. In addition, Mr. Bird is entitled to an additional lump sum payment if he is terminated without cause or resigns for good reason within six months before a “change of control” (as defined in the CEO

Agreement) at the request of the buyer or within one year following a change of control, in an amount equal to the sum of his annual base salary plus target bonus opportunity, payable on the later of the date of the change of control or the date when the initial payment of his standard severance payments is made.

In addition, each of our named executive officers has been granted nonqualified stock option awards under the 2016 Equity Incentive Plan (the “IPO Bonus Options”), which are subject to the attainment of the market‑based vesting conditions described in “Narrative Disclosure to Summary Compensation Table—Option Awards”.  Mr. Bird’s IPO Bonus Option award agreement provides that if he experiences a termination without “cause” or he resigns for “good reason” (as such terms are defined in the CEO Agreement) (a “Severance Event”), then his unvested IPO Bonus Option shall remain outstanding and eligible to vest based on attainment of the foregoing performance conditions for a period of six months following his termination of service.

If either Mr. Nystrom or Mr. Corsa experiences a termination of service without “cause” (as defined in the IPO Bonus Option award agreement) other than due to death or disability, the vested portion of such executive’s IPO Bonus Options shall expire 90 days following such termination or, if earlier, the seventh anniversary of the date of grant. If either  Mr. Nystrom or Mr. Corsa experiences a termination of service due to death or disability, the vested portion of such executive’s IPO Bonus Options shall expire on the first day that is one year after the date of such executive’s termination of service, or, if earlier, the seventh anniversary of the date of grant. If Mr. Bird experiences a termination of service due to death, disability, or a Severance Event, the vested portion of his IPO Bonus Options shall expire on the seventh anniversary of the date of grant. If any of Messrs. Bird, Nystrom, or Corsa experiences a termination for cause, then such executive’s IPO Bonus Options shall be forfeited immediately upon the effective date of such termination for cause.

Effect of a Change in Control or Certain Other Transactions under the 2012 Option Plan.  Each of our named executive officers was granted nonqualified stock option awards under the Company’s 2012 Option Plan (the “2012 Plan Options”). Each of the 2012 Plan Option awards granted to our named executive officers has previously fully vested in accordance with their terms. The 2012 Option Plan provides that vested options shall not be terminated upon the consummation of a merger, consolidation, recapitalization or other similar change in the capital stock of the Company, or a liquidation or dissolution of the Company or a Change in Control (as defined in the 2012 Option Plan) (each a “Corporate Transaction”) unless holders of affected options are provided either (i) a period of at least fifteen (15) calendar days prior to the date of the consummation of the Corporate Transaction to exercise the options, or (ii) payment in respect of each share covered by the option being cancelled in an amount equal to the excess, if any, of the per share price to be paid or distributed to stockholders in the Corporate Transaction over the option price of the option.

Effect of a Change in Control or Certain Other Transactions under the 2016 Equity Incentive Plan.  The 2016 Equity Incentive Plan provides that, in general, the award agreement evidencing each award will provide any specific terms applicable to that award in the event of a Change in Control (as defined in the 2016 Equity Incentive Plan). Unless otherwise provided in an award agreement, in connection with a merger, consolidation, reorganization, recapitalization or other similar change in the capital stock of the Company, or a liquidation or dissolution of the Company or a Change in Control (each, a “2016 Equity Incentive Plan Corporate Transaction”), awards shall either: (a) continue following such 2016 Equity Incentive Plan Corporate Transaction, which may include, in the discretion of the Compensation Committee or the parties to the 2016 Equity Incentive Plan Corporate Transaction, the assumption, continuation or substitution of the awards, in each case with appropriate adjustments to the number, kind of shares, and exercise prices of the awards; or (b) terminate.

If options are to terminate in the event of a 2016 Equity Incentive Plan Corporate Transaction, the holders of vested options must be provided either (a) fifteen days to exercise their options or (b) payment (in cash or other consideration) in respect of each share covered by the option being cancelled in an amount equal to the excess, if any, of the per share price to be paid to stockholders in the 2016 Equity Incentive Plan Corporate Transaction over the price of the option. If the per share price to be paid to stockholders in the 2016 Equity Incentive Plan Corporate Transaction is less than the exercise price of the option, the option may be terminated without payment of any kind. The holders of unvested options may also receive payment, at the discretion of the Compensation Committee, in the same manner as described above for vested options. The Compensation Committee may also accelerate the vesting on any unvested option and provide holders of such options a reasonable opportunity to exercise the award.

The Compensation Committee may, in its sole discretion, provide for different treatment for different awards or awards held by different parties, and where alternative treatment is available for a participant’s awards, may allow the participant to choose which treatment will apply to his or her awards.

Director Compensation

Prior to the Company’s IPO, we did not have a formal compensation package for independent directors of our Board for their service as directors. However, the Company decided to grant equity awards in connection with the appointment of, or continued service by, a director to our Board, from time to time. In fiscal year 2016 we granted nonqualified stock options to Mr. Francis and in fiscal year 2017 we granted nonqualified stock options to Ms. Charles in connection with her commencement of service as a member of the board of directors.

Other than these nonqualified stock options, our independent directors did not receive any compensation specifically for their services as a director in fiscal year 2017 prior to the IPO; however, the Company did reimburse these directors for travel and other business expenses related to their service as a director. In addition, following the IPO, for fiscal year 2017, the Company determined to provide its independent directors with an annual cash retainer of $50,000 (as well as an additional annual retainer of $15,000 to the chair of the Audit Committee), prorated for the portion of the fiscal year following the IPO. For fiscal year 2018, the Company increased the annual cash retainer to $65,000 (with no adjustment to the additional retainer of $15,000 to the chair of the Audit Committee) and provided grants of restricted stock units under the Company’s 2016 Equity Plan covering 6,649 shares of the Company’s common stock to each independent director. Those grants fully vested on the first anniversary of the date of grant. For fiscal year 2019, the Company increased the annual cash retainer to $70,000, increased the additional annual cash retainer for the chair of the Audit Committee to $20,000, and provided grants of restricted stock units under the Company’s 2016 Equity Incentive Plan covering 3,802 shares of the Company’s common stock to each independent director. The independent director restricted stock unit grants will fully vest on the first anniversary of the date of grant and be settled in shares of Company common stock within thirty days following the vesting date.

The following table summarizes the compensation of the non‑employee directors of the Company for the fiscal year ended January 27, 2018:

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)(1)	Total ($)
Wendy A. Beck(2)	80,000	100,001	180,001
Elisabeth B. Charles (3)	65,000	100,001	165,001
Geoffrey G. Clark(4)	—	—	—
Martin C. Eltrich, III(4)	—	—	—
Brian R. Hoesterey(4)	—	—	—
Philip L. Francis(5)	65,000	100,001	165,001
Allen I. Questrom(6)	65,000	100,001	165,001
Larry D. Stone(2)	65,000	100,001	165,001

(1)

The amount shown in the “Restricted Stock Awards” column reflects the fair market value of our common stock on the date of the grant of the restricted stock units, in accordance with FASB ASC Topic 718.

(2)

As of January 27, 2018,  Ms. Beck and Mr. Stone each held outstanding options to purchase 56,517 shares, which were granted during the fiscal year ended January 31, 2015. Ms. Beck and Mr. Stone also held 6,649 restricted stock units granted during fiscal year 2018.

(3)

As of January 27, 2018,  Ms. Charles held outstanding options to purchase 3,488 shares, which were granted during the fiscal year ended January 28, 2017. Ms. Charles also held 6,649 restricted stock units granted during fiscal year 2018.

(4)	Messrs. Clark, Eltrich, and Hoesterey are appointed to the Board by the Sponsor and do not receive any individual compensation for their services as directors.
(5)

As of January 27, 2018,  Mr. Francis held outstanding options to purchase 56,517 shares, which were granted during the fiscal year ended January 30, 2016. Mr. Francis also held 6,649 restricted stock units granted during fiscal year 2018.

(6)

As of January 27, 2018,  Mr. Questrom held outstanding options to purchase 56,517 shares, which were granted prior to the fiscal year ended January 31, 2015. Mr. Questrom also held 6,649 restricted stock units granted during fiscal year 2018.

STOCK

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of May 9, 2018:

•	each person or entity who is known by us to beneficially own more than 5% of our common stock;
•	each of our directors and named executive officers; and
•	all of our directors and executive officers as a group.

Information with respect to beneficial ownership is based upon information  furnished to us by each director and executive officer,and on information reported in Schedules 13D or 13G filed with the SEC, as the case may be. The amounts and percentages of our common stock beneficially owned are reported on the basis of rules of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power”, which includes the power to vote or direct the voting of such security, or “investment power”, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after May 9, 2018, including any shares of our common stock subject to an option that has vested or will vest within 60 days after May 9, 2018. More than one person may be deemed to be a beneficial owner of the same securities.

The percentage of beneficial ownership is based on 62,537,618 shares of common stock outstanding as of May 9, 2018.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, the address for each person or entity listed below is c/o At Home Group Inc., 1600 East Plano Parkway, Plano, Texas 75074.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class
5% Stockholders
AEA Investors LP and associated entities(1)(2)(3)	27,722,612	44.33%
Starr Investments(1)(3)(4)	17,417,956	27.85%
Directors and Named Executive Officers
Lewis L. Bird III(5)	2,649,147	4.07%
Judd T. Nystrom(6)	372,071	*
Peter S.G. Corsa(7)	521,391	*
Martin C. Eltrich, III(8)	—	*
Brian R. Hoesterey(8)	—	*
Geoffrey G. Clark(9)	—	*
Allen I. Questrom(10)	63,166	*
Wendy A. Beck(11)	50,359	*
Larry D. Stone(12)	56,191	*
Philip L. Francis(13)	92,692	*
Elisabeth B. Charles(14)	10,137	*
All executive officers and directors as a group (16 persons)(15)	4,876,682	7.25%

*Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)	Excludes shares of common stock owned by other parties to the Stockholders’ Agreement by which they may be deemed to share beneficial ownership.
(2)

Represents (i) 15,665,873 shares of our common stock held of record by GRD Holding LP, a limited partnership, whose general partner is GRD Holding GP LLC, whose sole member is AEA Investors LP; (ii) 1,505,863 shares held of record by GRD Holding-A LP, a limited partnership, whose general partner is GRD Holding-A LLC, whose sole member is AEA Investors LP; and (iii) 3,342,853 shares held of record by GRD Holding AEA LLC, a limited liability company, whose members are AEA Investors 2006 Participant Fund LP, AEA Investors 2006 QP Participant Fund LP, AEA Investors 2006 Fund L.P. and AEA Investors 2006 Fund II L.P. The general partner of each of AEA Investors 2006 Participant Fund LP and AEA Investors 2006 QP Participant Fund LP is AEA Investors 2006 PF LLC, whose sole member is AEA Management LLC. The general partner of each of AEA Investors 2006 Fund L.P. and AEA Investors 2006 Fund II L.P. is AEA Investors Partners 2006 L.P., whose general partner is AEA Management (Cayman) Ltd. Each of GRD Holding GP LLC and AEA Investors LP may be deemed to share beneficial ownership of the shares of our common stock held of record by GRD Holding LP, but each disclaims beneficial ownership of such shares, as well as of the shares held of record by GRD Holding-A LP and GRD Holding AEA LLC. Each of GRD Holding-A LLC and AEA Investors LP may be deemed to share beneficial ownership of the shares of our common stock held of record by GRD Holding-A LP, but each disclaims beneficial ownership of such shares, as well as of the shares held of record by GRD Holding LP and GRD Holding AEA LLC. Each of AEA Investors 2006 Participant Fund LP, AEA Investors 2006 QP Participant Fund LP, AEA Investors 2006 Fund L.P., AEA Investors 2006 Fund II L.P., AEA Investors 2006 PF LLC, AEA Management LLC, AEA Investors Partners 2006 L.P. and AEA Management (Cayman) Ltd. may be deemed to share beneficial ownership of the shares of our common stock held of record by GRD Holding AEA LLC, but each disclaims beneficial ownership of such shares, as well as of the shares held of record by GRD Holding LP and GRD Holding-A LP. Dr. John L. Garcia is the chairman and chief executive officer of AEA Investors LP, the sole member of AEA Management LLC and the sole stockholder and director of AEA Management (Cayman) Ltd. Dr. Garcia may be deemed to share beneficial ownership of the shares of our common stock held of record by GRD Holding LP, GRD Holding-A LP and GRD Holding AEA LLC, but Dr. Garcia disclaims beneficial ownership of such shares.

The address for each of AEA Investors LP, GRD Holding LP, GRD Holding GP LLC, GRD Holding‑A LP, GRD Holding‑A LLC, GRD Holding AEA LLC, AEA Investors 2006 Participant Fund LP, AEA Investors 2006 QP Participant Fund LP, AEA Investors 2006 PF LLC, AEA Management LLC and Mr. Garcia is c/o AEA Investors LP, 666 Fifth Avenue, 36th Floor, New York, NY 10103. The address for each of AEA Investors 2006 Fund L.P., AEA Investors 2006 Fund II L.P., AEA Investors Partners 2006 L.P. and AEA Management (Cayman) Ltd. is P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.

(3)

Includes 7,208,023 shares of our common stock held of record by Starr Investment Fund II, LLC ("Starr II"). For a period of two years following our initial public offering, (i) Starr II has agreed to vote such shares on all matters presented to the stockholders in the same manner that GRD Holding LP votes on such matters, and (ii) subject to limited exceptions, the transfer or disposition of such shares by Starr II will require the consent of GRD Holding LP. As a result of these voting and consent rights, AEA may be deemed to share beneficial ownership of the shares held by Starr II, but disclaims beneficial ownership of such shares.

(4)

Represents (i) 10,209,933 shares of our common stock held of record by SPH GRD Holdings, LLC, who is the direct stockholder of the shares, which are beneficially owned by Starr Investment Holdings, LLC. SPH GRD Acquisition Partners, LLC, which is controlled by Starr Investment Holdings, LLC, is the sole owner of SPH GRD Holdings, LLC; and (ii) 7,208,023 shares of our common stock held of record by Starr II, who is the direct stockholder of the shares, which are beneficially owned by Starr Investment Holdings, LLC. The address for Starr Investments is 399 Park Ave, 17th Floor, New York, NY 10022. Mr. Geoffrey G. Clark, who serves on our board of directors, is the Senior Managing Director of Starr Investment Holdings, LLC. Mr. Clark may be deemed to have voting power and dispositive power with respect to shares of the shares of the Company's common stock that are beneficially owned by the investment vehicles managed by Starr Investment Holdings, LLC, but Mr. Clark disclaims beneficial ownership of such shares, except to the extent of his pecuniary interests therein.

(5)

Includes 2,617,792 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after May 9, 2018. Also includes 18,355 shares of common stock held indirectly through the revocable Bird Family Trust. Mr. Bird and his wife serve as the trustees and are the beneficiaries of the revocable Bird Family Trust.

(6)	Includes 332,071 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after May 9, 2018.
(7)

Includes 519,131 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after May 9, 2018. Also includes 2,260 shares of common stock held indirectly through the revocable Corsa Family Trust of 2006. Mr. Corsa and his wife serve as the trustees and are the beneficiaries of the revocable Corsa Family Trust of 2006.

(8)

Does not include 15,665,873 shares, 1,505,863 shares or 3,342,856 shares of common stock held of record by GRD Holding LP, GRD Holding‑A LP or GRD Holding AEA LLC, respectively. Martin C. Eltrich, III and Brian R. Hoesterey are partners of AEA. Each of Messrs. Eltrich and Hoesterey serves on our board of directors as a representative of AEA, but each disclaims beneficial ownership of the shares of common stock held of record by GRD Holding LP, GRD Holding-A LP and GRD Holding AEA LLC.

The address for each of Messrs. Eltrich and Hoesterey is c/o AEA Investors LP, 666 Fifth Avenue, 36th Floor, New York, NY 10103.

(9)

Does not include 7,208,023 shares or 10,209,933 shares of common stock held of record by Starr II or SPH GRD Holdings, LLC, respectively. Mr. Geoffrey G. Clark, who serves on our board of directors, is the Senior Managing Director of Starr Investment Holdings, LLC. Mr. Clark may be deemed to have voting power and dispositive power with respect to shares of the shares of the Company's common stock that are beneficially owned by the investment vehicles managed by Starr Investment Holdings, LLC, but Mr. Clark disclaims beneficial ownership of such shares, except to the extent of his pecuniary interests therein.

The address for Mr. Clark is 399 Park Ave, 17th Floor, New York, NY 10022.

(10)	Includes 56,517 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after May 9, 2018.
(11)	Includes 42,377 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after May 9, 2018.
(12)

Includes 42,377 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after May 9, 2018. Also includes 7,165 shares of common stock held indirectly through the Larry D Stone Revocable Trust dtd 12/06/1996. Mr. Stone and his wife serve as the trustees and Mr. Stone is the beneficiary of the Larry D Stone Revocable Trust dtd 12/06/1996.

(13)

Includes 42,377 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after May 9, 2018. Also includes 37,000 shares of common stock held indirectly through the Francis Revocable Trust. Mr. Francis and his wife serve as the trustees and are the beneficiaries of the Francis Revocable Trust.

(14)	Includes 3,488 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after May 9, 2018.
(15)	Includes 4,681,330 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after May 9, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and each person who owns more than 10% of our outstanding Company common stock, to file reports of their stock ownership and changes in their ownership of our Company common stock with the SEC and the NYSE. These same people must also furnish us with copies of these reports and representations made to us that no other reports were required. We have performed a general review of such reports and amendments thereto filed in fiscal year 2018. Based solely on our review of the copies of such reports furnished to us or such representations, as appropriate, to our knowledge all of our executive officers and directors, and other persons who owned more than 10% of our outstanding Company common stock, fully complied with the reporting requirements of Section 16(a) during fiscal year 2018.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following sets forth the aggregate information of our equity compensation plans in effect as of January 27, 2018:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted‑average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2012 Option Plan	4,591,895	$10.24	—
2016 Equity Incentive Plan	2,448,999	$15.06	3,447,948	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	7,040,894	$11.92	3,447,948	(1)

(1)

The amount set forth in the table excludes 99,148 shares of common stock of the Company issuable upon options that have been forfeited and are not available for reissuance under the 2016 Equity Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

Our Board has adopted a Related Party Transaction Policy, providing that the Audit Committee will review and approve or ratify transactions in excess of $120,000 of value in which we participate and in which a director, executive officer, or beneficial holder of more than 5% of any class of our voting securities has or will have a direct or indirect material interest. Under this policy, the Board is to obtain all information it believes to be relevant to a review and approval or ratification of these transactions. After consideration of the relevant information, the Audit Committee is to approve only those related party transactions that the Audit Committee believes are on their terms, taken as a whole, no less favorable to us than could be obtained in an arm’s‑length transaction with an unrelated third party and that the Audit Committee determines are not inconsistent with the best interests of the Company. In particular, our policy with respect to related person transactions will require our Audit Committee to consider the benefits to the Company, the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director has a position or relationship, the availability of other sources for comparable products or services, the terms of the transaction, and the terms available to unrelated third parties or to employees generally. A “related person” is any person who is or was one of our executive officers, directors, or director nominees; or is a holder of more than 5% of our common stock, or their immediate family members; or any entity owned or controlled by any of the foregoing persons. All of the transactions described below were entered into prior to the adoption of this policy.

Related Party Transactions

The following is a description of transactions during fiscal year 2018 to which we were a party in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors, or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or amounts that would be paid or received, as applicable, in arms’‑length transactions with parties unrelated to us.

Stockholders’ Agreement

In connection with our initial public offering, the Company and certain funds affiliated with the Sponsors entered into a Stockholders’ Agreement, dated as of July 22, 2016. The Stockholders’ Agreement contains, among other things, certain restrictions on the ability of such Sponsors to freely transfer shares of our stock. In addition, for so long as certain affiliates of AEA, on the one hand, and certain affiliates of Starr Investments, on the other hand, respectively in the aggregate each own at least 10% of our outstanding common stock, each such Sponsor shall be entitled to nominate at least one individual for election to our Board, and our Board and Nominating and Corporate Governance Committee shall nominate and recommend to our stockholders that such individual be elected to our Board, and each party to the Stockholders’ Agreement agrees to vote all of their shares to elect such individual to our Board. The Stockholders’ Agreement also provides that, for a period of two years following the initial public offering, subject to certain exceptions, Starr II will agree to vote or cause to be voted 7,208,023 of their shares of our common stock on all matters presented to the stockholders in the same manner that AEA votes on such matters.

Registration Rights Agreement

The parties to the Stockholders’ Agreement described above have also entered into a registration rights agreement, dated as of July 22, 2016. Pursuant to the registration rights agreement, our Sponsors, who own approximately 61% of our outstanding common stock as of April 20, 2018, required us to file the registration statement on Form S-3 and related prospectus dated October 31, 2017, whereby we registered all of the 50,582,545 shares of common stock held by our Sponsors as of such date for resale from time to time in one or more offerings or resales. Pursuant to the registration rights agreement, our Sponsors have the right, subject to certain conditions, to require us to facilitate offerings of their shares, which would result in such shares becoming freely tradable without restriction under the Securities Act, unless purchased by our affiliates (as defined in Rule 144 under the Securities Act).

Piggyback Registration Rights

In addition, if at any time we register any shares of our common stock (other than pursuant to registrations on Form S‑4 or Form S‑8), the Sponsors have registration rights and are entitled to prior notice of the registration and to include all or a portion of their common stock in the registration.

In the event that any registration in which the holders of registrable shares participate pursuant to the registration rights agreement is an underwritten public offering, the number of registrable shares to be included may, in specified circumstances, be limited.

Other Provisions

We will pay all registration and offering expenses, and the reasonable fees and expenses of a single special counsel for each of the parties making a demand and a single special counsel for all other selling stockholders, related to any demand or piggyback registration. The registration rights agreement contains customary cross‑indemnification provisions, pursuant to which we are obligated to indemnify any selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions in the registration statement attributable to them. A particular stockholder’s shares shall no longer be considered registrable shares, to which demand and piggyback registration rights apply, when such shares have been disposed of under an effective registration statement or sold under Rule 144 of the Securities Act.

Other Relationships and Transactions

Merry Mabbett Inc.  (“MMI”) is owned by Merry Mabbett Dean, who is the mother of Lewis L. Bird III, our Chief Executive Officer. During fiscal year 2018,  Ms. Dean, through MMI, provided certain design services to us, including design for our home office, as well as design in our stores. In addition, through MMI, we purchased certain fixtures, furniture, and equipment that is now owned and used by us in our home office, new store offices, or in the product vignettes in the stores. During fiscal year 2018, we paid MMI approximately $0.6 million for fixtures, furniture and equipment, and design related services.

OTHER MATTERS

Incorporation by Reference

The Audit Committee Report shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or Exchange Act, except to the extent that we specifically incorporate it by reference into such filing. In addition, the website addresses contained in this Proxy Statement are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

Access to Reports and Other Information

We file or furnish our annual report on Form 10‑K, quarterly reports on Form 10‑Q, current reports on Form 8‑K, Proxy Statements, and other documents electronically with the SEC under the Exchange Act. You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1‑800‑SEC‑0330. You may also obtain such reports from the SEC’s website at www.sec.gov.

Our website is www.athome.com. Our annual report on Form 10‑K, quarterly reports on Form 10‑Q, current reports on Form 8‑K, Proxy Statements, and other documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Board committee charters are also available on our website. We will provide, free of charge, a copy of any of our corporate documents listed above upon written request to our General Counsel and Corporate Secretary at 1600 East Plano Parkway, Plano, Texas 75074.

List of Company Stockholders

A list of our stockholders as of April 20, 2018, the record date for the Annual Meeting, will be available for inspection at our corporate headquarters during ordinary business hours throughout the 10‑day period prior to the Annual Meeting. The list of stockholders will also be available for such examination at the Annual Meeting.

Other Matters That May Come Before the Annual Meeting

We do not know of any other matters that will be considered at the Annual Meeting. However, if any other proper business should come before the meeting, the persons named in the proxy card will have discretionary authority to vote according to their best judgment to the extent permitted by applicable law.

*****

By Order of the Board of Directors,

Mary Jane Broussard General Counsel and Corporate Secretary

Plano, Texas

May 18, 2018

APPENDIX A

Amendment to

Amended and Restated At Home Group Inc. Equity Incentive Plan

WHEREAS, At Home Group Inc., a Delaware corporation (the “Company”) maintains the Amended and Restated At Home Group Inc. Equity Incentive Plan, adopted as of July 22, 2016 (the “Plan”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan;

WHEREAS, Section 15.2 of the Plan provides that, among other things, the Board may at any time amend the Plan, provided that, to the extent necessary under any applicable law, regulation, or exchange requirement, no such amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation, or exchange requirement; and

WHEREAS, Section 4.1 of the Plan sets forth the number of Shares reserved and available for issuance under the Plan;

WHEREAS, by resolution dated April 4, 2018, the Board amended Section 4.1 of the Plan to increase the number of Shares reserved and available for issuance under the Post-IPO Share Pool and delegated to the Executive Committee of the Board the authority to determine the specific number of Shares by which the Post-IPO Share Pool Shall be increased; and

WHEREAS, by resolution dated May 15, 2018, the Executive Committee of the Board determined that the Post-IPO Share Pool shall be increased from 3,718,053 Shares to 7,218,053 Shares, subject to and contingent upon approval by the stockholders of the Company in accordance with applicable law, regulation, or exchange requirement.

NOW THEREFORE, the Plan is hereby amended as follows:

1.Subject to and contingent upon the approval by the stockholders of the Company, the Plan is hereby amended by deleting Section 4.1 thereof in its entirety and replacing it with the following:

“4.1Aggregate Number of Shares Authorized for Issuance.  Subject to any adjustment as provided in the Plan, (i) the maximum number of Shares that may be issued pursuant to Awards granted under the Plan to senior executives of the Company in connection with the Initial Public Offering of the Company shall not exceed 2,478,702 Shares (the “IPO Bonus Pool”), and (ii) the maximum number of Shares that may be issued pursuant to Awards granted under the Plan (other than the IPO Bonus Pool) shall not exceed 7,218,053 Shares (the “Post-IPO Share Pool”), all of which may granted pursuant to Incentive Stock Options. The Shares to be issued under the Plan may be, in whole or in part, authorized but unissued Shares or issued Shares which shall have been reacquired by the Company and held by it as treasury shares.

2.Except as otherwise provided herein, all other terms and conditions of the Plan remain in full force and effect.

A-1

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. AT HOME GROUP INC. 1600 EAST PLANO PARKWAY PLANO, TX 75074 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Class II Directors Nominees 01 Wendy A. Beck 02 Philip L. Francis 03 Larry D. Stone The Board of Directors recommends you vote FOR proposals 2 and 3. 2Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 26, 2019. 3To amend our 2016 Equity Incentive Plan to increase the number of shares authorized to be granted by 3.5 million shares. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For 0 0 Against 0 0 Abstain 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000383461_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, which includes our annual report on Form 10-K for the fiscal year ended January 27, 2018, Notice & Proxy Statement are available at www.proxyvote.com AT HOME GROUP INC. Annual Meeting of Stockholders June 19, 2018 3:00 PM CDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Mary Jane Broussard, General Counsel and Corporate Secretary, and Judd T. Nystrom, Chief Financial Officer and Assistant Secretary, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AT HOME GROUP INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 03:00 PM, CDT on June 19, 2018, at the Four Seasons Resort and Club, 4150 North MacArthur Blvd., Irving, Texas 75038, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, which are set forth on the reverse side hereof. Continued and to be signed on reverse side 0000383461_2 R1.0.1.17